UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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James River Group Holdings, Ltd.

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Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
April 4, 2017
Dear Shareholder:
You are cordially invited to attend the Annual General Meeting of Shareholders (the “Annual Meeting”) of James River Group Holdings, Ltd. (the “Company”) to be held at 8:00 a.m. local time on Tuesday, May 2, 2017, at our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda.
We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of Annual General Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report for our year ended December 31, 2016. We encourage you to read our Annual Report. It includes information about our business as well as our consolidated audited financial statements.
Please use this opportunity to take part in our corporate affairs by voting on the business to come before the Annual Meeting. Whether or not you plan to attend our Annual Meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “What options are available to me to vote my shares?” in the proxy statement for additional information. Returning the proxy or voting electronically does NOT deprive you of your right to attend the Annual Meeting or to vote your shares owned of record by you in person for the matters acted upon at the Annual Meeting.
We look forward to seeing you at the Annual Meeting.
Sincerely,
J. Adam Abram
Chairman of the Board of Directors and
Chief Executive Officer

Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 2, 2017

TIME AND DATE	8:00 a.m. local time on Tuesday, May 2, 2017
PLACE	At our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda
ITEMS OF BUSINESS
(1)
Election of three Class III directors to hold office until the 2020 annual general meeting of shareholders;

(2)
The appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2018 annual general meeting of shareholders and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration;

(3)
The approval of an amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan and re-approval of the material terms of the performance goals under such plan for tax deductibility purposes; and

(4)
Any other business as may properly come before the annual general meeting of shareholders and any adjournments or postponements thereof.

RECORD DATE	In order to vote, you must have been a shareholder at the close of business on March 16, 2017.
PROXY VOTING	It is important that your shares be represented and voted at the annual general meeting of shareholders. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the annual general meeting of shareholders by following the instructions in the proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2017: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2016 Annual Report are available at https://materials.proxyvote.com/G5005R. These documents are first being mailed to shareholders on or about April 4, 2017.
By order of the Board of Directors,
Robert P. Myron
President and Chief Operating Officer

JAMES RIVER GROUP HOLDINGS, LTD.
Wellesley House, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08 Bermuda
PROXY STATEMENT
DATED APRIL 4, 2017
FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
to be held on May 2, 2017

We are providing these proxy materials to you in connection with our 2017 Annual General Meeting of Shareholders, which we refer to in this proxy statement as the Annual Meeting. The Annual Meeting will be held at our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda on Tuesday, May 2, 2017, at 8:00 a.m. local time. This proxy statement and our 2016 Annual Report are being made available to our shareholders beginning on or about April 4, 2017. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
FREQUENTLY ASKED QUESTIONS
Where and when will the meeting take place?
The Annual Meeting will be held at 8:00 a.m. local time on Tuesday, May 2, 2017, at our executive offices located at Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08 Bermuda.
What is the purpose of the Annual Meeting and these materials?
We are providing these proxy materials in connection with the solicitation by our Board of Directors (the “Board of Directors” or “Board”) of matters to be voted on at the Annual Meeting and any adjournments or postponements thereof.
At the Annual Meeting, you will be asked to vote on the following matters:
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the election of three Class III directors to hold office until the 2020 annual general meeting of shareholders;

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the appointment of Ernst & Young LLP, an independent accounting firm, as the Company’s independent auditor to serve until the 2018 annual general meeting of shareholders and to authorize the Board, acting by the Audit Committee, to determine the independent auditor’s remuneration;

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the approval of an amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan (the “2014 LTIP”) and re-approval of the material terms of the performance goals under such plan for tax deductibility purposes; and

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any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

What are the Board of Directors’ recommendations?
Our Board of Directors recommends a vote:
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FOR the election of each of J. Adam Abram, Robert P. Myron and Michael T. Oakes to hold office as Class III directors until the 2020 annual general meeting of shareholders;

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FOR the appointment of Ernst & Young LLP as the Company’s independent registered public accountants, to serve until the 2018 annual general meeting of shareholders and to authorize the Board, acting by the Audit Committee, to determine the independent auditor’s remuneration; and

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FOR the approval of an amendment to the 2014 LTIP and re-approval of the material terms of the performance goals under such plan for tax deductibility purposes.

Who is entitled to vote at the Annual Meeting?
Our Board of Directors has set March 16, 2017 as the record date for the Annual Meeting. All shareholders who owned common shares at the close of business on March 16, 2017 may vote at the Annual Meeting, either in person or by proxy. As of the record date, there were 29,324,434 common shares outstanding and entitled to vote.
How many votes do I have?
You have one vote for each common share that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other intermediary. There is no cumulative voting.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Many of our shareholders hold their shares through a broker, bank or other intermediary rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered to be the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or other intermediary, which is considered to be the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other intermediary on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or other intermediary has enclosed a voting instruction card for you to use in directing the broker, bank or other intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.
What if I don’t vote for some of the items listed on my proxy card or voting instruction card?
If you are a record holder and return your signed proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.
If you are a beneficial owner and hold your shares in street name through a broker, bank or other intermediary and do not give voting instructions to the broker, bank or intermediary, then such party will determine if it has the discretionary authority to vote on the particular matter. Under the applicable rules, brokers, banks and other intermediaries have the discretion to vote on routine matters, but do not have discretion to vote on non-routine matters. A vote not cast by a broker, bank or other intermediary because it has not been voted by the beneficial owner and because the broker, bank or intermediary does not have discretionary authority to vote on the particular matter is referred to as a “broker non-vote.”
Proposal 1, the election of three Class III directors to hold office until the 2020 annual general meeting of shareholders, is considered a non-routine matter, and as a result, a broker, bank or other intermediary will not be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.

Proposal 2, the appointment of Ernst & Young LLP as our independent auditor to serve until the 2018 annual general meeting of shareholders and the authorization of the Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, is a matter considered routine under applicable rules. As a result, a broker, bank or other intermediary will be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
Proposal 3, the approval of an amendment to the 2014 LTIP and re-approval of the material terms of the performance goals under such plan for tax deductibility purposes, is considered a non-routine matter, and as a result, a broker, bank or other intermediary will not be able to vote on this proposal if you are a beneficial owner and do not provide voting instructions.
What options are available to me to vote my shares?
Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:
You may vote via the Internet.   You may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.
You may vote via the telephone.
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If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card that you received with the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

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Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail.   You can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.
You may vote in person at the Annual Meeting.   All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.
How many votes must be present to hold the Annual Meeting?
The presence of two or more persons present in person representing, in person or by proxy, more than a majority of the common shares outstanding throughout the meeting is required for the transaction of business at the Annual Meeting. This is called a “quorum.” Your shares will be counted as being present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and “broker non-votes” will be counted as being present for the purpose of determining the presence of a quorum at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the meeting will be adjourned to the same date one week later, at the same time and place, or to such other date, time and place as the Secretary may determine. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What is the vote required to pass each proposal to be presented at the Annual Meeting?
Proposal 1, the election of three Class III directors to hold office until the 2020 annual general meeting of shareholders, will be decided by a plurality of the votes cast on such proposal. This means that the three nominees for election who receive the largest number of  “For” votes cast will be elected as directors. Shareholders cannot cumulate votes in the election of directors. You may vote “For” or “Withhold” on this proposal.
Proposal 2, the appointment of Ernst & Young LLP as our independent auditor to serve until the 2018 annual general meeting of shareholders and to authorize our Board of Directors, acting by the Audit Committee, to determine the independent auditor’s remuneration, will be decided by a simple majority of votes cast on such proposal. With respect to the selection of our auditor, you may vote “For,” “Against” or “Abstain.”
Proposal 3, the approval of an amendment to the 2014 LTIP and re-approval of the material terms of the performance goals under such plan for tax deductibility purposes, will be decided by a simple majority of votes cast on such proposal. With respect to approval of this proposal, you may vote “For,” “Against” or “Abstain.”
Abstentions and broker non-votes will have no effect on either Proposal 1, Proposal 2 or Proposal 3.
What does it mean if I receive more than one set of proxy materials?
Generally, it means that you hold common shares registered in more than one account. To ensure that all of your shares are voted, please vote in the manner described above with respect to each proxy card or voting instruction card accompanying the proxy materials.
Can I change or revoke my vote after I return my proxy card or voting instruction card?
Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:
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submitting to our Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

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timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

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attending the Annual Meeting and voting in person.

Please note that your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.
For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or other intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or other intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or other intermediary giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.
How can I attend the Annual Meeting?
The Annual Meeting is open to all shareholders holding common shares as of the record date.
Attendance at the Annual Meeting is limited to persons who were shareholders as of the record date and admission will be on a first-come, first-serve basis. Registration and seating will begin at 7:30 a.m., local time, on the date of the Annual Meeting. Each shareholder will be asked to present proof of identification, such as a driver’s license or passport, prior to admission to the Annual Meeting. Beneficial owners of shares held in street name will need to bring proof of share ownership as of the record date, such as a bank or brokerage firm account statement or a letter from the intermediary holding your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

We encourage all shareholders, even those who plan to attend the Annual Meeting, to vote in advance.
What is a proxy? How do I appoint a proxy and instruct that individual how to vote on my behalf?
A proxy is your legal designation of another person to vote on your behalf the common shares that you hold.
You may appoint the proxies recommended by our Board of Directors (J. Adam Abram, Robert P. Myron and Sarah C. Doran; see “What does solicitation of proxies mean?” below) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.
If you are a shareholder of record, you may also appoint another individual to represent you at the Annual Meeting by notifying our Secretary in writing before the Annual Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual Meeting.
If you are a beneficial owner, please contact the broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by our Board of Directors.
What does solicitation of proxies mean?
In a solicitation of proxies, one party (in this case, our Board of Directors) encourages shareholders to appoint one or more particular individuals (in this case, J. Adam Abram, our Chairman and Chief Executive Officer; Robert P. Myron, our President and Chief Operating Officer and a member of the Board of Directors; and Sarah C. Doran, our Chief Financial Officer) to vote on their behalf in accordance with their instructions.
We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or e-mail. They will not be paid any additional compensation for such solicitation. We will request brokers and intermediaries who hold our common shares in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and intermediaries for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.
Beneficial owners will be asked to forward the proxy materials to the broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.
What else will happen at the Annual Meeting?
At the Annual Meeting, the only item currently on the agenda other than the election of directors, appointment of our independent registered public accounting firm and the approval of an amendment to the 2014 LTIP is for the shareholders to receive our financial statements and the report of our independent registered public accounting firm thereon for the year ended December 31, 2016.
How can I access James River Group Holdings, Ltd.’s proxy materials and annual report electronically?
This proxy statement and our 2016 Annual Report are available at https://materials.proxyvote.com/G5005R.
How do I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting, and final voting results will be filed with the Securities and Exchange Commission (the “SEC”) within 4 business days following the Annual Meeting.
JOBS Act Explanatory Note
We are an “emerging growth company” under applicable U.S. federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a

“smaller reporting company,” as that term is defined in the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on a non-binding advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of: (1) the last day of the fiscal year in which we have total annual gross revenue of $1 billion or more; (2) December 31, 2019; (3) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (4) the date on which we are deemed to be a “large accelerated filer” under the SEC rules. The determination of large accelerated filer status is based upon the market value of a company’s common equity held by non-affiliates as of the end of the company’s second quarter. If we maintain our current market capitalization, we will likely cease to qualify as an emerging growth company as of January 1, 2018.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
General
Our Board of Directors is comprised of eight directors. Our Third Amended and Restated Bye-laws provide for a classified Board of Directors, with members of each class serving staggered three year terms. We have two directors in Class I whose term ends at the 2018 annual general meeting of shareholders, three directors in Class II whose term ends at the 2019 annual general meeting of shareholders and three directors in Class III whose term will end at the Annual Meeting. Except as explained under “Director Designation and Voting Arrangements,” at each succeeding annual general meeting of shareholders, successors to the class of directors whose term expires at that annual general meeting of shareholders will be elected for a term of three years.
Nominees for Election as Class III Directors for a Three Year Term Continuing Until the 2020 Annual General Meeting of Shareholders
The nominees for election as Class III directors were recommended for nomination to our Board of Directors by the Nominating and Corporate Governance Committee. Unless otherwise specified in the accompanying proxy, the shares voted on the proxy will be cast for each of J. Adam Abram, Robert P. Myron and Michael T. Oakes to hold office as Class III directors until the 2020 annual general meeting of shareholders. Each of the nominees has consented to being named as a nominee in this proxy statement. If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the number of directors. Our Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
The following table identifies the nominees for election as a Class III director at the Annual Meeting to hold office until the 2020 annual general meeting of shareholders or until his successor is duly elected and qualified, his age as of March 16, 2017, and any position he presently holds with the Company.
Name	Age	Position
J. Adam Abram	61	Chairman of the Board of Directors and Chief Executive Officer
Robert P. Myron	48	Director, President and Chief Operating Officer
Michael T. Oakes	52	Director
The following biographical information is furnished as to each director.
J. Adam Abram has served as Chief Executive Officer and Non-Executive Chairman of the Board since September 2014. Mr. Abram served as our Executive Chairman of the Board from October 2012 through September 2014, and before that, Non-Executive Chairman of the Board from December 2007 to September 2012. Mr. Abram also previously served as our Chief Executive Officer from December 2007 through March 2008. Prior to this, he served as the Chairman, President and Chief Executive Officer of James River Group, Inc. (“James River Group”) from its inception in 2002 through 2007 and from March 2008 until October 2012 (during which time he also periodically served in different roles at various operating units). Mr. Abram was also a founder of James River Group, and remains Chairman of the board of directors of this entity. Mr. Abram is also an administrator of one of our Delaware statutory trusts. Mr. Abram has served as lead independent director of the Yadkin Financial Corporation, a bank holding company (“Yadkin”), since July 2014 and, prior to that, as the Chairman of the board of directors of VantageSouth Bancshares, Inc., a bank holding company, and its subsidiary bank, VantageSouth Bank, from November 2011 until its acquisition by Yadkin in July 2014. He also served as Chairman of Piedmont Community Bank Holdings, Inc., a bank holding company, since he co-founded it in 2009 until it was also acquired by Yadkin in July 2014. Mr. Abram received his B.A. from Harvard University.
We believe Mr. Abram’s qualifications to serve on our Board of Directors include his extensive experience as an executive officer and director in the insurance industry, experience as a founder of several financial services and other companies and his detailed knowledge of the Company gained from his service as Chief Executive Officer and Chairman of the Board of the Company.

Robert P. Myron has served as our President and Chief Operating Officer since September 2014 and has served as a director since December 2010. He is also an administrator of one of our Delaware statutory trusts and a director of our U.K. holding company. Mr. Myron served as our Chief Executive Officer from October 2012 to September 2014, and before that as our Chief Financial Officer from June 2010 until September 2012. Prior to that time, Mr. Myron served as Senior Vice President, Treasurer and Chief Risk Officer of The Hanover Insurance Group, Inc., a property-casualty insurance company, from 2007 until 2010, and before that, as Executive Vice President and Chief Financial Officer of Argo Group International Holdings Ltd., an insurance and reinsurance company, from August 2007 to October 2007. Prior to that, Mr. Myron was Executive Vice President and Chief Financial Officer of PXRE Group, Ltd., a property reinsurer, from 2005 to August 2007, and before that, served as Treasurer from 2003 to 2005. Prior to PXRE, Mr. Myron was the President of Select Reinsurance Ltd., a privately-held Bermuda-based property-casualty reinsurer, from 1999 to 2003. Mr. Myron received his B.S. from Babson College. He also holds the Associate in Reinsurance designation and is a Certified Public Accountant.
We believe Mr. Myron’s qualifications to serve on our Board of Directors include his extensive experience in the financial industry, including in excess of 15 years of experience working in the property-casualty insurance and reinsurance industries and his detailed knowledge of the Company gained from his experience serving in different capacities as an executive officer of the Company.
Michael T. Oakes has served as one of our directors since December 2007. Mr. Oakes has served as the President of Conifer Group, Inc., a consulting company, since February 2011. Prior to this, Mr. Oakes served as Executive Vice President of the Company from June 2010 until his retirement in January 2011. From December 2007 through June 2010, Mr. Oakes served as our Chief Financial Officer, and from March 2008 through June 2010, he served as our Chief Executive Officer. From 2004 through 2007, he served as Chief Financial Officer of James River Group and from 1998 until 2004, Mr. Oakes was a Managing Director in the Insurance Investment Banking Group at Keefe, Bruyette & Woods, Inc., an investment banking firm based in New York. Mr. Oakes received a B.S. in business administration with a concentration in accounting from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School.
We believe Mr. Oakes’s qualifications to serve on our Board of Directors include his broad range of management and investment banking experience, with a focus on financial institutions and insurance companies, as well as his accounting background.
Members of our Board of Directors Whose Terms Do Not Expire at the Annual Meeting
The following table identifies the continuing members of our Board of Directors, their age as of March 16, 2017, the class each director serves in, and the positions each director presently holds with the Company.
Name	Age	Class	Position
Janet Cowell	48	II	Director
Bryan Martin	49	I	Lead Independent Director
Jerry R. Masters	58	II	Director
Ollie L. Sherman, Jr.	65	II	Director
David Zwillinger	37	I	Director
The following biographical information is furnished as to each current director:
Janet Cowell has served as one of our directors since May 2016. Ms. Cowell served as Treasurer of the state of North Carolina from 2009 through 2016. She previously served as a member of the North Carolina State Senate from 2004 to 2008. Prior to that, she served as a member of the Raleigh city council from 2001 to 2004, and before that she worked as an independent business consultant with Sibson & Co. and a securities analyst with HSBC Bank and Lehman Brothers. Ms. Cowell has served as a director of ChannelAdvisor Corporation since 2016. Ms. Cowell received a B.A. from the University of Pennsylvania, an M.B.A. from the Wharton School of Business and an M.A. from the Lauder Institute. Ms. Cowell is also a level 1 CFA.

We believe that Ms. Cowell’s qualifications to serve on our Board of Directors include her financial knowledge and significant investment and management experience.
Bryan Martin has served as our lead independent director since December 2014, and as a director since December 2007. Mr. Martin is a Managing Director of D. E. Shaw & Co., L.P., a global investment and technology development firm, and head of the D. E. Shaw group’s U.S. growth and buyout private equity unit. Prior to joining the D. E. Shaw group in 2005, Mr. Martin served as a partner at J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co., from 2003 until 2005. Before that, he was a partner at the Beacon Group, LLC, a private equity, strategic advisory and wealth management partnership, and co-manager of Beacon Group Energy Investors II, LP. Mr. Martin began his career as an equity analyst at Fidelity Investments, a diversified financial services company. He received a B.A. in history from Yale University and an M.B.A. from Northwestern University.
We believe Mr. Martin’s qualifications to serve on our Board of Directors include his experience in private equity and investment management.
Jerry R. Masters has served as one of our directors since December 2014. Mr. Masters is a private investor. From 1991 to 2000, Mr. Masters held various executive positions within the financial organization at Microsoft Corporation, last serving as Senior Director, a role in which he was responsible for external and internal financial reporting, budgeting and forecasting. From 1980 to 1991, Mr. Masters worked in the audit department of Deloitte & Touche LLP. From 2005 until August 2014, Mr. Masters served on the board of directors of TransMontaigne Partners LP, a terminaling and transportation company, and has served on the board of directors of Sandhills State Bank since 2010. Mr. Masters holds a B.S. in business administration from the University of Nebraska.
We believe Mr. Masters’ qualifications to serve on our Board of Directors include his financial and accounting knowledge, extensive financial management experience and executive management experience.
Ollie L. Sherman, Jr. has served as one of our directors since May 2016. Mr. Sherman retired as a Managing Principal with Towers Watson in 2010. At Towers Watson, Mr. Sherman functioned as a consulting actuary and practice manager for the company’s property and casualty division for over 25 years. Prior to joining Towers Watson, Mr. Sherman was employed by the Travelers Insurance Company for ten years where he had overall responsibility for countrywide workers’ compensation pricing. Mr. Sherman graduated from the University of Virginia with a B.S. in applied mathematics, and he is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries.
We believe that Mr. Sherman’s qualifications to serve on our Board of Directors include his extensive knowledge and experience in the insurance industry and financial knowledge.
David Zwillinger has served as one of our directors since December 2007. Mr. Zwillinger is a Managing Director of D. E. Shaw & Co., L.P. and a member of the D. E. Shaw group’s U.S. growth and buyout private equity unit. Prior to joining the D. E. Shaw group in 2005, Mr. Zwillinger was an associate at J.P. Morgan Partners, LLC. Prior to that, he was a member of the mergers and acquisitions group at Merrill Lynch & Co., Inc., a global securities and financial services firm. Mr. Zwillinger graduated from Rutgers College with a B.A. in economics and earned a B.S. in finance from Rutgers Business School.
We believe Mr. Zwillinger’s qualifications to serve on our Board of Directors include his experience in private equity and investment management.
There are no family relationships among any of our directors or executive officers.
Director Designation and Voting Arrangements
Pursuant to our bye-laws, so long as D. E. Shaw CF-SP Franklin, L.L.C., D. E. Shaw CH-SP Franklin, L.L.C. and D. E. Shaw Oculus Portfolios, L.L.C. (the “D. E. Shaw Affiliates”) collectively beneficially continuously own shares representing at least (1) 25% of our outstanding common shares, the D. E. Shaw Affiliates shall have the right to designate two directors to the Board of Directors and (2) 10% (but less than 25%) of the outstanding common shares, the D. E. Shaw Affiliates shall have the right to designate one director to the Board of Directors. Pursuant to this right, the D. E. Shaw Affiliates designated each of Messrs. Martin and Zwillinger to serve as a Class I director.

Additionally, so long as the D. E. Shaw Affiliates collectively own more than 20% of our outstanding common shares, the D. E. Shaw Affiliates shall not have the right to vote their shares with respect to the election of certain designated directors and their successors (“Excluded Directors”). If the Board of Directors consists of an even number of directors, the number of Excluded Directors will be the number representing 50% of the Board of Directors. If the Board of Directors consists of an odd number of directors, the number of Excluded Directors will be the minimum number of directors that represents a majority of the Board of Directors. The Excluded Directors, who were designated as such by our Board of Directors, are Messrs. Masters, Abram, and Myron and Ms. Cowell. As a result of Messrs. Abram’s and Myron’s status as Excluded Directors for the election of Class III directors, the D. E. Shaw Affiliates are not permitted to vote the shares they own in the election of such nominees.
Director Independence
We have reviewed the independence of the persons who serve as our directors and nominees for election as directors using the NASDAQ Stock Market independence standards. Based on this review, we have determined that Messrs. Martin, Masters, Sherman and Zwillinger and Ms. Cowell are independent.
Board Structure
The Board believes that our Chief Executive Officer is the director most appropriate to serve as Chairman because he is the most familiar with the Company’s business and strategy and has significant experience in the property and casualty industry, based upon being the founder of the Company and other companies in the industry. Additionally, the Board believes that our Chief Executive Officer is most capable of effectively identifying strategic priorities and leading the discussion and execution of Company strategy. Our independent directors bring experience and expertise from outside the Company and the property and casualty industry, but our Chief Executive Officer, based on his proximity to the business, is in the best position to identify areas of focus for the Board and to set the Board’s initial agenda.
Mr. Martin is our lead independent director. In such capacity, he leads executive sessions of the Board of Directors and communicates with our Chief Executive Officer between meetings to discuss strategy and other matters that may require attention of the Board.
Risk Oversight
The Company’s management, including and under the supervision of our Chief Executive Officer, has the primary responsibility for managing risks of the Company, subject to Board oversight. The Board has delegated certain of its risk oversight responsibilities to various Board committees. Specifically, the Board has assigned oversight of the risks associated with the Company’s investment portfolio to the Investment Committee and of risks associated with the Company’s compensation policies and practices to the Compensation Committee. The Board has delegated to the Audit Committee the responsibility for oversight of the Company’s financial risks, financial controls, internal audit and potential conflicts of interest and receives regular internal audit updates from our Chief Financial Officer and head of internal audit. Finally, our Board of Directors reviews strategic and operational risk in the context of reports from our senior management team, receives reports regarding activities of our Board committees at each regular meeting, and evaluates the risks inherent in significant transactions.
Committees of our Board of Directors
Each director attended at least 75% of the aggregate meetings of our Board of Directors and committees that he or she served on during 2016, except for Mr. Martin. During 2016, our Board of Directors met three times.
Our Board of Directors has established four standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee. Each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee operates under its own written charter. The charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee comply with the applicable rules and regulations of the SEC and the NASDAQ Stock Market. Copies of the charters of our standing committees are available on our website at http://www.JRGH.net. The membership of each committee and the function of each of the committees are described below.
Audit Committee
Our Audit Committee consists of Messrs. Masters (Chairman) and Sherman and Ms. Cowell. During 2016, the Audit Committee met five times.
Our Board of Directors has determined that our current members of the Audit Committee are independent and meet the requirements for financial literacy under applicable rules and regulations of the SEC and the NASDAQ Stock Market. Each of Messrs. Masters and Sherman and Ms. Cowell has been identified by our Board of Directors as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K (an “AC Financial Expert”). Mr. Masters acquired the skills necessary to qualify as an AC Financial Expert through his experience as a Senior Director at Microsoft Corporation, where he was responsible for external and internal financial reporting, and his employment experience in the audit department of Deloitte & Touche. Ms. Cowell acquired the skills necessary to qualify as an AC Financial Expert through her experience as the State Treasurer of North Carolina, where she oversaw the finances of the State as well as a significant number of local governments, including review and submission of their audited financial statements, and her M.B.A. from the Wharton School of Business and status as a level 1 CFA. Mr. Sherman acquired the skills necessary to qualify as an AC Financial Expert through his experience at Towers Watson as a consulting actuary and practice manager for the company’s property and casualty division, where his responsibilities included the review of property and casualty financial data in connection with the issuance of actuarial opinions for use in connection with financial statements and other financial analysis.
The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to:
•
the integrity of our financial statements and our financial reporting process;

•
internal and external auditing and the independent registered public accounting firm’s qualifications and independence;

•
the performance of an internal audit function and our independent registered public accounting firm;

•
the integrity of our systems of internal accounting and financial controls; and

•
our compliance with legal and regulatory requirements.

In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, the independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee meets in executive session with the independent registered public accounting firm at least quarterly.
The Audit Committee is responsible for approving all transactions with related persons. Annually, the Audit Committee reviews and approves or ratifies a summary of transactions with related persons as prepared by management. To the extent any new transactions may arise during the course of the year, management discusses such transactions with the Audit Committee. A further description of the Audit Committee’s role in reviewing related party transactions is set forth in this proxy statement under “Certain Relationships and Related Transactions.”
Compensation Committee
Our Compensation Committee consists of Messrs. Martin (Chairman), Masters and Zwillinger. During 2016, the Compensation Committee met three times.

Our Board of Directors has determined that our current members of the Compensation Committee are independent under applicable rules and regulations of the NASDAQ Stock Market. The current members of our Compensation Committee also qualify as “outside directors” as that term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee, among other responsibilities, makes recommendations to our Board of Directors regarding director and executive officer compensation, equity-based compensation plans and executive benefit plans. In determining compensation recommendations to the Board of Directors, the Compensation Committee consults with our Chief Executive Officer and President and Chief Operating Officer. The Compensation Committee also administers the Company’s incentive plans.
Until the earlier of  (1) the D. E. Shaw Affiliates collectively beneficially ceasing to own at least 20% of our outstanding common shares, and (2) December 17, 2017, a director designated by the D. E. Shaw Affiliates will be entitled to serve as chair of the Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Messrs. Zwillinger (Chairman) and Martin. During 2016, the Nominating and Corporate Governance Committee did not meet, but acted by written consent to recommend for nomination the three nominees for election as Class II directors to our Board of Directors for our 2016 annual general meeting of shareholders.
Our Board of Directors has determined that our current members of the Nominating and Corporate Governance Committee are independent under applicable rules and regulations of the NASDAQ Stock Market. Among other responsibilities, the Nominating and Corporate Governance Committee identifies individuals qualified to become board members, recommends to the Board of Directors the director nominees for the next annual general meeting of shareholders and recommends to the Board of Directors individuals from time to time to fill vacancies on the Board of Directors.
The Nominating and Corporate Governance Committee determines the qualifications, qualities, skills and other expertise required to be a director and develops and recommends such criteria to the Board of Directors for its approval (the “Director Criteria”). In evaluating a candidate for director, the committee may consider, in addition to the Director Criteria and such other criteria as the committee considers appropriate under the circumstances, whether a candidate possesses the integrity, judgment, knowledge, experience, skills, expertise, and viewpoints that are likely to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties. The committee may take into account the satisfaction of any independence requirements imposed by law or regulation and a candidate’s diversity. The committee has authority to retain and terminate any search firm to be used to identify director candidates and to approve the search firm’s fees and other retention terms and may obtain advice and assistance from internal or external legal, accounting and other advisors as it deems necessary to fulfill its duties and responsibilities.
The Nominating and Corporate Governance Committee may consider candidates recommended by any of the Company’s shareholders. In considering any such candidate, the committee may use the Director Criteria and such other criteria as the committee considers appropriate under the circumstance to evaluate any such candidate. For details on how shareholders may submit nominations for directors, see “Other Matters.”
Investment Committee
During 2016, our Investment Committee consisted of Messrs. Oakes (Chairman), Martin, Abram and Myron and Ms. Cowell. The Investment Committee met three times in 2016. The Investment Committee establishes and oversees the implementation of our overall investment policy.
Annual Evaluations
On an annual basis, the members of the Board and each of our committees complete a self-assessment questionnaire to determine whether the Board and each committee is functioning effectively. The questionnaires invite written comments on all aspects of the Board and each committee’s process, and are completed on an anonymous basis to encourage candor. The results are then summarized and reviewed at a subsequent Board meeting.
Compensation Committee Interlocks and Insider Participation
During 2016, our Compensation Committee consisted of Messrs. Martin (Chairman), Masters and Zwillinger, as well as R. J. Pelosky, Jr., who served as a director prior to our 2016 annual general meeting of shareholders. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Messrs. Martin and Zwillinger are executive officers of D. E. Shaw & Co., L.P., an affiliate of the D. E. Shaw Affiliates. For a description of related party transactions that we are party to with affiliates of the D. E. Shaw Affiliates, please see “Certain Relationships and Related Transactions — Related Party Transactions.”
Code of Conduct
We have a Code of Conduct (the “Code of Conduct”) applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and the NASDAQ Stock Market. This code is designed to deter wrongdoing and to promote:
•
honest and ethical conduct, including the ethical handling of avoiding actual or apparent conflicts of interest between personal and professional responsibilities to the Company;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us, as well as communications with insurance and other regulators;

•
compliance with applicable governmental laws, rules and regulations;

•
prompt reporting of violations of the Code of Conduct to the Chairman of our Audit Committee; and

•
accountability for adherence to the Code of Conduct.

Our Code of Conduct is available on the investor relations portion of our website.
Attendance at Annual General Meetings of Shareholders
We encourage each member of our Board of Directors to attend the annual general meeting of shareholders. Each of our five directors that had terms of office that continued after the 2016 annual general meeting of shareholders, and the three nominees for election at the 2016 annual general meeting of shareholders, attended such meeting.
Communications with our Board of Directors
Any shareholder that desires to communicate directly with our Board of Directors, or any committee thereof, or one or more individual directors may do so by addressing the communication to our Secretary at James River Group Holdings, Ltd., c/o Codan Services Limited, Clarendon House, P.O. Box 1022, Hamilton HM 12, Bermuda, with a request to forward the communication to the intended recipient. The outside of the envelope should be clearly marked “Director Communication.” All such correspondence will be forwarded to the relevant director or group of directors, except for items unrelated to the functions of the Board, including business solicitations or advertisements.
Prohibition on Hedging
Our insider trading policy prohibits our directors, officers and employees from engaging in any hedging or monetization transactions or similar arrangements with respect to our securities. Such parties are also prohibited from engaging in any short sales, utilizing a margin account with respect to buying or selling our securities, or trading in exchange-traded options or other derivative securities.

Director Compensation
The following table sets forth information concerning compensation earned by our non-employee directors in the year ended December 31, 2016.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Total
	($)	($)	($)	($)
Janet Cowell	75,000	24,982	—	99,982
Bryan Martin	75,000	25,015	—	100,015
Jerry R. Masters	100,000	25,015	—	125,015
Michael T. Oakes	75,000	25,015	150,000(2)	250,015
R.J. Pelosky, Jr.(3)	75,000	25,015	—	100,015
Thomas R. Sandler(3)	75,000	25,015	—	100,015
Ollie L. Sherman, Jr.	75,000	24,982	—	99,982
David Zwillinger	75,000	25,015	—	100,015

(1)
Represents the grant date fair value of restricted share units awarded under the 2014 Non-Employee Director Incentive Plan.

(2)
Represents consulting fees paid to a corporation wholly-owned by Mr. Oakes for consulting services that he provided to the Company.

(3)
Messrs. Pelosky and Sandler served as directors prior to the 2016 annual general meeting of shareholders.

Director Compensation Policy
Our non-employee directors receive cash compensation in the amount of $75,000 per year, payable in four equal installments at the beginning of each quarter. Our non-employee directors also receive a grant of restricted share units (“RSUs”) with a grant date value of approximately $25,000 per year. The awards of RSUs which are made from the James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan, vest in full on the first anniversary of the date of the grant.
In addition, to the above compensation, the Chairman of our Audit Committee is paid cash compensation in the amount of $25,000 per year for service in such capacity. This amount is payable in four equal installments at the beginning of each quarter. No other committee chairman or committee member receives additional compensation for such service.
Although Ms. Cowell and Mr. Sherman commenced service as directors in May 2016, they were paid the full annual amount of director compensation. The Board of Directors, at the recommendation of our Compensation Committee, determined to provide Ms. Cowell and Mr. Sherman with the full amount of director compensation based upon the fact that they attended our February 2016 Board and committee meetings, at the request of the Board and committees, so that they could meet other directors and become familiar with the Company and its management. Although Messrs. Pelosky and Sandler ceased to serve as directors following our 2016 annual general meeting of shareholders, they were paid the full annual amount of director compensation. The Board of Directors, at the recommendation of our Compensation Committee, determined to provide Messrs. Pelosky and Sandler with the full amount of director compensation because of the value of their contributions to the Board during their terms of service.
In accordance with instructions from the D. E. Shaw group and Messrs. Martin and Zwillinger, the cash portion of the director compensation earned by Messrs. Martin and Zwillinger is being paid to entities within the D. E. Shaw group.

EXECUTIVE OFFICERS
Executive Officers
The following table identifies each of our executive officers and their age as of March 16, 2017:
Name	Age	Position
J. Adam Abram	61	Chairman of the Board and Chief Executive Officer
Robert P. Myron	48	Director, President and Chief Operating Officer
Sarah C. Doran	43	Chief Financial Officer
Richard Schmitzer	61	President and Chief Executive Officer of the Excess and Surplus Lines segment
Steven J. Hartman	52	President and Chief Executive Officer of the Specialty Admitted Insurance segment
Dennis Johnson	68	President and Chief Underwriting Officer of the Casualty Reinsurance segment
The following biographical information is furnished regarding each of our executive officers, excluding Messrs. Abram and Myron, whose biographical information is included in the section “Board of Directors and Corporate Governance.”
Sarah C. Doran Ms. Doran has served as the Company’s Chief Financial Officer since January 2017. Ms. Doran also serves as Chief Financial Officer and a Director of James River Group, and a Director of our U. K. holding company. Before joining the Company, Ms. Doran served as Senior Vice President, Investor Relations and Treasurer of Allied World Assurance Company Holdings, AG, an international provider of property, casualty and specialty insurance and reinsurance, since April 2013. Prior to that, Ms. Doran served in various positions at Barclays in the Financial Institutions Group from 2008 to 2013, most recently as a Director. Prior to Barclays, Ms. Doran served as a Vice President in the Financial Institutions Group at Lehman Brothers commencing in 2003. Ms. Doran received an M.B.A. from the University of Chicago and a B.A. in Government from the University of Notre Dame.
Richard Schmitzer has served as the President and Chief Executive Officer and a director of James River Insurance Company (“James River Insurance”) and our other subsidiaries in our Excess and Surplus Lines segment since March 2010. He joined James River Insurance in July 2009 as Senior Vice President and Chief Underwriting Officer. Prior to that, Mr. Schmitzer served nineteen years at Scottsdale Insurance Company, a subsidiary of Nationwide Mutual, where he served in a variety of underwriting and underwriting management roles, most recently as Vice President of Brokerage, Professional Liability and Programs. Mr. Schmitzer received his B.S. in business administration from Central Michigan University.
Steven J. Hartman has served as President and Chief Executive Officer and a director of Falls Lake National Insurance Company and our other subsidiaries in our Specialty Admitted Insurance segment since joining the Falls Lake Insurance group in May 2012. Prior to this, he served as Senior Vice President of IAT Group, a marketing, underwriting and claims office for a group of property-casualty insurance companies, from August 2011 to May 2012. Prior to that, Mr. Hartman served as Director at Arch Reinsurance Company, a specialty casualty underwriter, from June 2002 to May 2011. Mr. Hartman served as Senior Vice President at Gerling Global Reinsurance Corporation of America from 1998 to 2002. Before that, Mr. Hartman served as Senior Vice President and Chief Underwriting Officer and a member of the board of directors of Constitution Reinsurance Company from 1997 until its acquisition by Gerling Global Reinsurance Corporation of America, and prior to that, as Vice President of Transatlantic Reinsurance Company from 1992 to 1997. Mr. Hartman received his B.A. from Wabash College.
Dennis Johnson has served as President and Chief Executive Officer of JRG Reinsurance Company, Ltd., our subsidiary that comprises the Casualty Reinsurance segment, since May 2016, and prior to that as President and Chief Underwriting Officer since January 2012. Prior to this, Mr. Johnson was employed by QBE Reinsurance Corp., the reinsurance division of QBE Insurance Group, from 1997 through 2012, having last served as Vice President and Casualty Treaty Manager. Prior to that, Mr. Johnson served as

Vice President and Casualty Treaty Manager at Great Lakes American Reinsurance Company from 1991 to 1997. Prior to that, Mr. Johnson served as Assistant Vice President at National Reinsurance Corporation. Mr. Johnson received his M.B.A. from Long Island University.
Appointment of Certain Executive Officers
Pursuant to our bye-laws, until the earlier of  (1) the D. E. Shaw Affiliates collectively beneficially ceasing to own at least 20% of our outstanding common shares, and (2) December 17, 2017, our Board of Directors is not permitted to appoint, remove, terminate or replace our Chairman of the Board, Chief Executive Officer, Chief Financial Officer or Chief Operating Officer without the approval of a director designated by the D. E. Shaw Affiliates. Messrs. Martin and Zwillinger, the director designees of the D. E. Shaw Affiliates, both approved the appointment of Ms. Doran as our Chief Financial Officer.
Compensation of the Named Executive Officers
The main components of the Company’s annual compensation of its executive officers consist of base salary, a discretionary annual bonus and annual long-term equity incentive awards. The Compensation Committee makes its compensation determinations on salary and equity compensation for the current year and discretionary bonus for the immediately preceding year at its first meeting of the year, typically held in February of each year, which it then recommends to the Board of Directors for approval.
Our Compensation Committee consults with our Chief Executive Officer and President and Chief Operating Officer in determining base salary increases, discretionary annual bonuses and long-term equity awards for the Company’s executive officers, except that neither officer consults the Compensation Committee with respect to their own compensation. The Compensation Committee then makes recommendations to our Board of Directors for ultimate determination.
Summary Compensation Table
The Summary Compensation Table below sets forth the compensation for the Company’s principal executive officer and two other highest paid executive officers during the 2016 and 2015 fiscal years. We refer to each of the officers named in the Summary Compensation Table as our named executive officers.
Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus(1)	Share Awards(2)(3)	Option Awards(3)(4)	All Other Compensation(3)	Total
		($)	($)	($)	($)	($)	($)
J. Adam Abram, Chief Executive Officer and Chairman of the Board	2016	824,000	824,000	800,000	—	15,900	2,463,900
	2015	800,000	800,000	—	—	15,900	1,615,900
Robert P. Myron, President and Chief Operating Officer	2016	618,000	618,000	300,000	300,000	203,904	2,039,904
	2015	600,000	600,000	—	—	205,261	1,405,261
Richard Schmitzer, President and Chief Executive Officer Excess and Surplus Lines segment	2016	496,501	525,000	241,020	241,020	113,900	1,617,441
	2015	482,040	500,000	—	—	99,900	1,081,940

(1)
For the 2016 fiscal year, the amount reported by each named executive officer represents a discretionary annual bonus. The annual bonus was paid prior to March 15, 2017 with the exception of the annual bonus for Mr. Schmitzer. Two-thirds of Mr. Schmitzer’s bonus was paid prior to March 15, 2017, and the remainder will be paid prior to March 15, 2018, provided that Mr. Schmitzer is still employed with the Company on the date of payment.

(2)
Represents the grant date fair value of RSUs awarded under the 2014 Long-Term Incentive Plan.

(3)
For a discussion of the assumptions made in the valuation of the RSUs and options, see Note 11 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
Represents the grant date fair value of non-qualified share options awarded under the 2014 Long-Term Incentive Plan. The grant date fair value was determined using the Black-Scholes-Merton option pricing model as described in Note 11 to our audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016.

(5)
The following table sets forth the compensation reflected in this “All Other Compensation” column for 2016:

All Other Compensation
Name	401(K) Plan Contribution	Transportation	Housing	Taxes	Retention Award	Total All Other Compensation
	($)	($)	($)	($)	($)	($)
J. Adam Abram	15,900	—	—	—	—	15,900
Robert P. Myron(a)	15,900	38,405	144,599	5,000	—	203,904
Richard Schmitzer	15,900	—	—	—	98,000(b)	113,900

(a)
Pursuant to his employment agreement, Mr. Myron receives transportation, housing and tax benefits to compensate him for costs incurred in connection with his employment responsibilities in Bermuda. The transportation benefit represents travel costs incurred by Mr. Myron for commercial and private aircraft travel to and from Bermuda. Commercial aircraft charges are based on the actual cost of airfare. Private aircraft charges are based on the incremental cost to the Company.

The housing benefit represents the cost of housing and utilities in Bermuda paid or reimbursed by the Company, and the taxes benefit represents payment of Bermuda social security taxes on behalf of Mr. Myron and reimbursement of all taxes incurred with respect to the transportation allowance, housing allowance, tax reimbursement payments, and tax return preparation services.

For additional information regarding Mr. Myron’s transportation, housing and tax benefits, see “Narrative Disclosure to Summary Compensation Table — Employment Agreements” below.

(b)
Represents amount of retention award vesting in 2016 pursuant to the James River Management Company, Inc. Leadership Recognition Program. Mr. Schmitzer, along with 11 other key members of our Excess and Surplus Lines segment, which is the segment that generates the largest portion of our gross and net written premiums, participate in this program. Please see James River Management Company, Inc. Retention Program below for additional information on this program.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
Each of our named executive officers is a party to an employment agreement with us. Under the employment agreements, each named executive officer is entitled to an annual base salary and is eligible for discretionary bonuses based upon the named executive officer’s performance during the applicable fiscal year. In addition, each executive is entitled to participate in all retirement, disability, pension, savings health and other benefit plans available to our executives.
Additionally, Messrs. Abram and Myron are entitled to certain housing and travel benefits as well as tax gross-ups under their employment agreements, which benefits are described in additional detail in the description of their employment agreements below. We provide these benefits based upon the unique challenges of performing work in the Bermuda market, including the cost of living and maintaining a residence, travel to and from the island and additional tax expenses primarily resulting from the housing and travel benefits.
J. Adam Abram
The Company and our subsidiary, James River Group, are parties to an employment agreement with Mr. Abram, which became effective on the date of completion of our initial public offering in

December 2014 (the “IPO”). Mr. Abram’s term of employment automatically renews for 18 month terms, unless either the Company or Mr. Abram gives 180 days prior written notice that such party does not intend to renew. The employment agreement provides that, in addition to his salary and eligibility for a discretionary bonus, Mr. Abram is eligible to participate in any long-term incentive plan of the Company and that any bonus and other incentive compensation paid to Mr. Abram shall be subject to clawback or forfeiture as required by the Board of Directors to comply with applicable law. Mr. Abrams’ employment agreement provides that we will make available temporary housing or a customary housing allowance (the “Housing Benefit”) approved by our Board of Directors to the extent that Mr. Abram is required to provide services in Bermuda. Additionally, Mr. Abram’s employment agreement provides that we will provide him with tax gross-up payments for any U.S. or Bermuda taxes resulting from the Housing Benefit or other Bermuda tax payments that he may be subject to with respect to any payments or benefits that he is entitled to under his employment agreement (“Abram Gross-up Payment”). Also, pursuant to his employment agreement, Mr. Abram is permitted to travel on chartered aircraft in connection with the performance of his duties, which aircraft may be owned through a corporation owned by Mr. Abram and is managed by an aircraft management company in which Mr. Abram does not have an ownership interest. Any lease rates for use of chartered aircraft must be no higher than lease rates charged by the aircraft management company to unrelated third parties.
Mr. Abram’s employment agreement provides for him to receive severance benefits depending upon the circumstances of the termination of his employment. If Mr. Abram’s employment is terminated by us for “cause” or by him without “good reason” (as such terms are defined in Mr. Abram’s employment agreement), if he elects to have the term of his employment agreement expire in connection with the termination of his employment, or if his employment terminates as a result of his death or disability, then Mr. Abram shall only be entitled to receive (1) payment for any accrued but unpaid annual base salary and unused vacation, (2) reimbursement of reasonable expenses incurred prior to the termination date, and (3) any accrued but unpaid Abram Gross-up Payments (collectively, the “Abram Accrued Obligations”).
If we terminate Mr. Abram’s employment without cause, we elect to have the term of his employment agreement expire in connection with the termination of his employment, or if Mr. Abram resigns for good reason, then Mr. Abram shall receive (1) the Abram Accrued Obligations and (2) upon execution of a mutual release in a form mutually acceptable, (a) a gross amount equal to $83,333.33 per month, subject to any applicable deductions and withholdings and paid in accordance with our normal payroll practices, for a period of 36 months from the termination date (the “Periodic Payment”), (b) continuation at our expense of all plans, insurance policies and other benefits for a period of 12 months from his termination date, and (c) any discretionary bonus to which he is entitled on the termination date, to be paid in a lump sum. In the event that Mr. Abram violates the confidentiality or non-compete provisions in his employment agreement during the 18-month period following the date of termination of his employment, then, with the exception of the Abram Accrued Obligations, the above payments or benefits shall cease, and Mr. Abram shall return any amount paid to him for such obligations.
Robert P. Myron
We are party to an employment agreement with Mr. Myron, which employment agreement became effective on the date of completion of our IPO. Mr. Myron’s employment agreement automatically renews for one-year periods unless either the Company or Mr. Myron gives 60 days prior written notice that such party does not intend to renew. The employment agreement provides that Mr. Myron is eligible to participate in any long-term incentive plan of the Company, and that any bonus and other incentive compensation paid to Mr. Myron shall be subject to clawback or forfeiture as required by the Board of Directors to comply with applicable law. Mr. Myron’s employment agreement provides that he shall receive up to $12,000 a month to reimburse him for residence costs in Bermuda, and that he is permitted to utilize chartered aircraft in connection with the performance of his duties. Additionally, pursuant to his employment agreement, Mr. Myron is entitled to receive tax equalization gross-up payments or other Bermuda tax payments that he may be subject to with respect to any payments or benefits that he receives under his employment agreement to reimburse him for any Bermuda taxes imposed upon him (the “Tax Equalization Payments”).
Mr. Myron’s employment agreement provides for him to receive severance benefits depending upon the circumstances of termination of his employment. If Mr. Myron’s employment is terminated by us for

“cause” or by him without “good reason” (as such terms are defined in Mr. Myron’s employment agreement), if he elects to have the term of his employment agreement expire in connection with the termination of his employment, or if his employment terminates as a result of his death or disability, then Mr. Myron shall only be entitled to receive (1) payment for any accrued but unpaid annual base salary and unused vacation, (2) reimbursement of reasonable expenses incurred prior to the termination date, and (3) any accrued but unpaid Tax Equalization Payments (collectively, the “Myron Accrued Obligations”).
If we terminate Mr. Myron’s employment without cause, we elect to have the term of his employment agreement expire in connection with the termination of his employment, or if Mr. Myron resigns for good reason, then Mr. Myron shall receive (1) the Myron Accrued Obligations and (2) upon execution of a general release in our favor, (a) a gross amount equal to his base salary in effect on the termination date, divided by 12 and less any applicable deductions and withholdings, which amount shall be paid in accordance with our normal payroll practices, for a period of 36 months from the termination date, (b) continuation at our expense of all employee benefit insurance plans for a period of 12 months from his termination date, and (c) any discretionary bonus to which he is entitled on the termination date, to be paid in a lump sum. In the event that Mr. Myron violates the confidentiality or non-compete provisions in his employment agreement during the 18-month period following the date of termination of his employment, then, with the exception of the Myron Accrued Obligations, the above payments or benefits shall cease, and Mr. Myron shall return any amount paid to him for such obligations.
Richard Schmitzer
James River Group and two of its subsidiaries, James River Insurance and James River Management Company, Inc. (“JRMC”), are parties to an employment agreement with Mr. Schmitzer. Mr. Schmitzer’s employment renews automatically for successive one-year periods unless James River Group or Mr. Schmitzer provides at least 60 days prior written notice that the employment agreement is to be terminated. No party to Mr. Schmitzer’s employment agreement provided such notice, and, accordingly, Mr. Schmitzer’s employment term extended until November 1, 2017.
In addition to his salary and eligibility for a discretionary bonus, Mr. Schmitzer’s employment agreement provides that he may participate in the Company’s equity incentive plans. Mr. Schmitzer’s employment agreement also provides for him to receive severance benefits depending upon the circumstances of the termination of his employment. If Mr. Schmitzer’s employment is terminated by us for “cause” or by him without “good reason” (as such terms are defined in Mr. Schmitzer’s employment agreement), if he elects to have the term of his employment agreement expire in connection with the termination of his employment, or if his employment terminates as a result of his death or disability, then Mr. Schmitzer shall only be entitled to receive (1) payment for any accrued but unpaid annual base salary and unused vacation, and (2) reimbursement of reasonable expenses previously incurred prior to the termination date (collectively, the “Schmitzer Accrued Obligations”).
If Mr. Schmitzer’s employment is terminated without cause, we elect to have the term of his employment agreement expire in connection with the termination of his employment, or if Mr. Schmitzer resigns for good reason, then Mr. Schmitzer shall receive (1) the Schmitzer Accrued Obligations and (2) upon execution of a general release in our favor, (a) a gross amount equal to his base salary in effect on the termination date, which amount shall be paid in accordance with JRMC’s normal payroll practices, for a period to be determined based upon the circumstances of Mr. Schmitzer’s employment termination (the “Salary Continuation Period”), (b) continuation at JRMC’s expense of all employee benefit insurance plans for a period of 12 months after his termination date, and (c) any unpaid discretionary bonus for the prior fiscal year to which he is entitled on the termination date, to be paid in a lump sum. In the event that Mr. Schmitzer violates the confidentiality or non-compete provisions in his employment agreement during the 18-month period following the date of termination of his employment (which period is only 12 months if Mr. Schmitzer’s employment terminated as a result of our election to allow the term of his employment agreement to expire in connection with the termination of his employment) then, with the exception of the Schmitzer Accrued Obligations, the above payments or benefits shall cease, and Mr. Schmitzer shall return any amount paid to him for such obligations.

The Salary Continuation Period for which Mr. Schmitzer is entitled to receive an amount equal to his base salary in effect on his employment termination date is determined as follows:
•
if we terminate his employment without cause or Mr. Schmitzer terminates his employment for good reason, in either case before a change in control or more than 12 months after a change in control, then the Salary Continuation Period shall be 18 months;

•
if we terminate his employment without cause or Mr. Schmitzer terminates his employment for good reason, in either case within 12 months after the occurrence of a change in control, then the Salary Continuation Period shall be 36 months;

•
if we elect to have the term of his employment agreement expire in connection with the termination of his employment before a change in control or more than 12 months after a change in control, then the Salary Continuation Period shall be 12 months; or

•
if we elect to have the term of his employment agreement expire in connection with the termination of his employment within 12 months after the occurrence of a change in control, then the Salary Continuation Period shall be 24 months.

A change in control is generally defined under Mr. Schmitzer’s employment agreement as any of  (1) the acquisition by any person, entity or group of 40% or more of the total combined voting power of our then outstanding voting securities (excluding acquisitions by the D. E. Shaw Affiliates or their affiliates, or any affiliate of ours); (2) our merger, consolidation or purchase of our common shares, or similar transaction, resulting in persons who were shareholders of ours immediately prior to such transaction not owning more than 60% of our combined voting power immediately after such transaction; (3) our liquidation or dissolution (excluding any such action for restructuring or reorganization, as a result of which persons that are our shareholders immediately thereafter own more than 40% of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly substantially all of our assets following such action); or (4) the sale, transfer or other disposition of all or substantially all of our assets to one or more persons or entities that are not immediately prior to such transaction our affiliates, provided that such event constitutes a “change in control” within the meaning of Section 409A of the Code.
Annual Salary
For the 2016 fiscal year, the Compensation Committee recommended to our Board of Directors approval of a 3% salary increase for Messrs. Abram, Myron, Schmitzer and the other named executive officers based upon a review of the 2016 performance of our executive officers and the Company. The Board considered the Compensation Committee’s recommendations and approved the salary increases as proposed.
Discretionary Bonus
Our Compensation Committee reviewed the 2016 performance of our executive officers and the Company and recommended to the Board a discretionary bonus grant for each executive officer based upon such review. The Board considered the Compensation Committee’s recommendations and granted them as proposed.
Annual bonuses for our named executive officers were paid prior to March 15, 2017, with the exception of the annual bonus for Mr. Schmitzer of which two-thirds was paid prior to March 15, 2017, with the remainder to be paid prior to March 15, 2018, provided that Mr. Schmitzer is still employed with the Company on the date of payment. Payment of Mr. Schmitzer’s bonus in installments is consistent with the manner we pay the two other chief executive officers of our other operating segments.
Long-Term Equity Awards
We award long-term equity awards to align management’s interests with those of our shareholders. In 2016, each of our executive officers, other than Mr. Abram, received a combination of options and RSUs, which vested in three equal installments on the first three anniversaries of the grant date. Mr. Abram received only RSUs in 2016, which vested in one installment on the first anniversary of the grant date. Mr. Abram’s equity award and vesting period were different from those of our other executive officers based upon his significant responsibility and performance as our Chairman and Chief Executive Officer.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth the outstanding equity awards held by our named executive officers on December 31, 2016.
Outstanding Equity Awards at Fiscal Year-End
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
J. Adam Abram	12/12/2014(1)	174,398	87,199	21.00	12/11/2021
	12/17/2014(1)					79,365	3,297,616
	2/16/2016(2)					24,945	1,036,465
Robert P. Myron	3/2/2011(3)	200,000		14.96	3/2/2018
	10/1/2012(4)	150,000		15.65	10/1/2019
	12/12/2014(1)	87,199	43,600	21.00	12/11/2021
	12/17/2014(5)					28,572	1,187,167
	2/16/2016(1)		54,054	32.07	2/15/2023
	2/16/2016(1)					9,355	388,700
Richard Schmitzer	10/1/2012(3)	50,000		15.65	10/1/2019
	12/12/2014(1)	65,399	32,700	21.00	12/11/2021
	12/17/2014(5)					14,286	593,583
	2/16/2016(1)		43,427	32.07	2/15/2023
	2/16/2016(1)					7,515	312,248

(1)
Vesting occurs in three equal annual installments which commenced on the first anniversary of the grant date.

(2)
Vesting occurred on the first anniversary of the grant date.

(3)
25% of the options represented by this award vested immediately upon grant, with the remainder vesting in three equal increments on each of the first three anniversaries of the grant date.

(4)
Vesting occurred in four equal annual installments commencing on the first anniversary of the grant date.

(5)
Vesting occurs in five equal annual installments commencing on the first anniversary of the grant date.

(6)
Market value is calculated as the number of common shares indicated multiplied by $41.55, which was the closing price of the Company’s common shares on December 30, 2016 as reported by the NASDAQ Stock Market.

Equity Incentive Plan
We maintain the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan, which is available to make equity grants to all full-time and part-time employees (including officers and directors who are employees), consultants and advisors (except with respect to grants of incentive share options), of the Company and its affiliates. The 2014 LTIP is intended to (1) enable us and our affiliates to attract and retain individuals who will contribute to our long-range success, (2) motivate key personnel to produce a superior return to our shareholders and the Company’s affiliates by offering such individuals an opportunity to realize share appreciation, by facilitating share ownership, and by rewarding them for achieving a high level of corporate performance and (3) promote the success of our business.
For a more detailed description of the 2014 LTIP, please see Proposal 3.
Equity Compensation Plan Information
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2016.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders:
2014 LTIP	1,798,678(2)	$25.75	1,116,334
Director Plan	6,308(3)	—	36,552
Amended and Restated James River Group Holdings Equity Incentive Plan(4)	626,513	$15.38
Equity compensation plans not approved by shareholders	—	—	—
Total	2,431,499	$22.84	1,152,886

(1)
RSUs are not taken into account in the computation of the weighted-average exercise price since they do not have an exercise price.

(2)
Includes 190,492 RSUs.

(3)
Consists solely of RSUs.

(4)
In connection with our IPO, the Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan was amended to provide that no further equity-based grants would be made under the plan.

James River Management Company, Inc. Retention Program
The James River Management Company, Inc. Leadership Recognition Program (the “Program”) was adopted by JRMC, effective as of September 30, 2011, to help attract and retain key employees of our Excess and Surplus Lines segment. As of December 31, 2016, there were 12 participants in the Program, including Mr. Schmitzer. Under the Program, the Chief Executive Officer of James River Group (or with respect to executive officers of the Company, our Board of Directors upon recommendation of the Compensation Committee) selects the employees who participate in the Program and determines the annual dollar amount to be credited to each participant’s account under the Program. The dollar amount credited to a participant’s account under the Program each year is paid to the participant in five equal annual installments, commencing as of the end of the second plan year beginning after the year in which the amount was credited to the participant’s account. Participants must be employed at the time of payment of an installment to be entitled to receive the payment, unless the participant retires after attaining age 65 and performing 10 years of continuous service (a “Retirement”), in which event such participant does not need to remain employed to receive payment (provided the participant enters into a noncompetition and nonsolicitation agreement with the Company). In the event of a Retirement, in lieu of the payment schedule described above, amounts remaining credited to a participant’s account will be paid in three equal, annual installments. Additionally, in the event of a change of control (generally defined to mean a change in ownership or control of JRMC or a change of ownership of a substantial portion of JRMC’s assets), amounts credited to each participant’s account will be payable in three equal, annual installments commencing as of the first plan year ending on or after the date of the change of control, provided that the participant remains employed by the Company or an affiliate, dies after having met the age and service criteria for Retirement, terminates employment due to Retirement (provided, that the participant enters into a noncompetition and nonsolicitation agreement with the Company) or is terminated without cause (as defined in the Program). Payments to be made due to a participant’s separation from service from the Company or an affiliate will not be made earlier than six months from the date of such separation. All amounts credited to a participant’s account remain unvested until paid and may be reduced, modified or terminated at the sole discretion of the Company. The Company may amend, modify or terminate the Program at any time and no amounts are vested thereunder, unless the Company determines as part of a termination to vest amounts under the Program. Except as otherwise stated above, the Program is administered by James River Group.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Related Person Transactions
We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us if the amount involved exceeds $120,000 (a “Related Party Transaction”) without the consent of our Audit Committee. Any request for us to enter into a Related Party Transaction is required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such transaction before we enter into it. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover Related Party Transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.
Related Party Transactions
Registration Rights Agreement
We are party to a registration rights agreement with the D. E. Shaw Affiliates, J. Adam Abram, our Chief Executive Officer and Chairman, Gregg Davis, our former Chief Financial Officer, Michael Oakes, a member of our Board of Directors, and each of the other holders of our outstanding common shares prior to our IPO (collectively, the “Pre-IPO Investors”). The registration rights agreement provides the Pre-IPO Investors with certain rights for the registration of their common shares, a summary of which follows.
Demand Registration
Pursuant to the registration rights agreement, the D. E. Shaw Affiliates may request that the Company register some or all of their securities under the Securities Act (a “Demand Registration”) once in any 12-month consecutive period. Promptly after receiving a registration demand, we will give written notice of such request to all other Pre-IPO Investors and will use commercially reasonable efforts to register all securities requested to be registered in accordance with the provisions of the registration rights agreement. Notwithstanding the foregoing, unless agreed by our Board of Directors, the Company will not be required to register securities for the D. E. Shaw Affiliates unless (1) the proceeds expected to be received upon the sale of the shares being registered equals or exceeds $100 million and (2) at least six months have passed since the effective date of another registration statement that was filed pursuant to a Demand Registration.
Short-Form Registration
Pursuant to the Registration Rights Agreement, we agreed to use commercially reasonable efforts to qualify for registration on Form S-3, or if the company qualifies as a well-known seasoned issuer, Form S-3ASR (a “Short-Form Registration”), and if requested by a D. E. Shaw Affiliate, and available to us, the Short-Form Registration shall be a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis of, the unregistered securities of those holders requesting registration. A D. E. Shaw Affiliate may request at any time an unlimited number of Short-Form Registrations, which registrations will not count against the limits on Demand Registrations, provided that we shall not be required to register securities for any such Investor unless (1) the value of the securities to be included in the registration statement is at least $100 million (except in the case of a Short-Form Registration relating to Form S-3ASR with respect to which we rely on the “pay-as-you-go” option) and (2) at least 90 days have passed since the effective date of another registration statement that was filed pursuant to a Demand Registration. Promptly after receiving a request for a Short-Form Registration, we will give written notice of such request to all other Pre-IPO Investors and will use commercially reasonable efforts to register all securities requested to be registered in accordance with the provisions of the registration rights agreement.

At any time that a shelf registration statement covering registrable securities is effective, any of the D. E. Shaw Affiliates may deliver a take-down notice stating that such shareholder intends to effect an offering of all or part of the securities included on the shelf registration statement. Any number of take-down notices may be made by the D. E. Shaw Affiliates, collectively, with respect to take-down offerings that are not underwritten. The D. E. Shaw Affiliates, collectively, are entitled to an aggregate of two take-down notices in any consecutive 12-month period with respect to underwritten take-down offerings. No take-down notice may be delivered within 30 days after the effective date of any registration statement filed pursuant to the registration rights agreement, other than a Form S-3ASR. Promptly after receiving a take-down notice, we will give written notice of such request to all other Pre-IPO Investors and will use commercially reasonable efforts to register all securities requested to be included in the offering in accordance with the provisions of the registration rights agreement. We will not be required to undertake an underwritten offering unless the proceeds from the securities to be sold in such offering is expected to equal or exceed the greater of  (1) $25 million or (2) 10% of the market value of the public float of the Company (determined in accordance with Rule 405 under the Securities Act).
Selection of Underwriters
If the requesting holders in a Demand Registration intend that an offering covered by their registration request be an underwritten offering, then the managing underwriter to administer the offering shall generally be selected by holders of a majority of the registrable securities covered by such request, subject to our prior written consent, which is not to be unreasonably withheld or delayed.
Piggyback Rights
Whenever we propose to register any of our securities under the Securities Act, other than a registration described in the preceding paragraphs, and excluding specified other types of registrations (including registrations of securities for employee benefit plans or in connection with a business acquisition), we will give prompt written notice to all Pre-IPO Investors of our intention to effect such a registration and, subject to exception, our Pre-IPO Investors may notify us that they wish to register securities held by them in the registration statement to be filed.
Indemnification, Expenses and Underwriting
We will indemnify the Pre-IPO Investors and their affiliates for certain liabilities that may arise under the Securities Act.
To the extent permitted by applicable law we will pay all expenses incurred in connection with a Demand Registration, Short-Form Registration or Piggyback Registration, including, the cost of one U.S. counsel, but excluding underwriting discounts, selling commissions and transfer taxes applicable to the sale of shares in the offering.
Shelf Registration Statement
On January 7, 2016, we filed a shelf registration statement to register under the Securities Act certain securities of the Company that we may elect to issue and sell from time to time. The registration statement also registered all of the common shares owned by the D. E. Shaw Affiliates. Pursuant to the shelf registration statement, the D. E. Shaw Affiliates may sell common shares owned by them from time to time.
In the fall of 2016, the D. E. Shaw Affiliates engaged in an underwritten offering in which they sold an aggregate of 3,450,000 shares. Pursuant to the terms of the Registration Rights Agreement, we paid the costs for accounting, legal and other expenses of the offering, in the amount of approximately $850,000.

Certain Provisions of our Bye-laws
Certain Rights and Restrictions Applicable to the D. E. Shaw Affiliates
Our bye-laws provide certain rights to our largest affiliated shareholders, the D. E. Shaw Affiliates (which own approximately 36.1% of our outstanding common shares in the aggregate as of March 16, 2017). Among the rights granted to the D. E. Shaw Affiliates are:
•
until the earlier of  (1) the D. E. Shaw Affiliates collectively beneficially continuously ceasing to own at least 20% of our outstanding common shares, or (2) until December 17, 2017, the approval of a director appointed by the D. E. Shaw Affiliates will be required for:

•
us to sell all or substantially all of our assets, merge, consolidate or enter into another similar business combination transaction, subject to certain limited exceptions involving, among other things, related party transactions; and

•
the appointment, removal, termination or replacement of our Chairman of the Board, Chief Executive Officer, Chief Operating Officer or our Chief Financial Officer other than for cause;

•
so long as the D. E. Shaw Affiliates continue to collectively continuously beneficially own at least 20% of our outstanding common shares, no amendment to our organizational document which would have a material adverse effect on the D. E. Shaw Affiliates may be made without their consent.

Further, the D. E. Shaw Affiliates are exempt under our bye-laws from our ability, in our sole discretion, to repurchase all or part of the common shares of any person holding in excess of 9.5% of the total voting power of our common shares if our Board determines that such ownership may result in adverse tax consequences or materially adverse legal or regulatory treatment of ourselves, our shareholders or any other person.
The D. E. Shaw Affiliates also have certain rights to designate directors and are restricted from voting in the election for certain directors. See “Board of Directors and Corporate Governance — Director Designation and Voting Arrangements” for additional information regarding these rights and restrictions.
Corporate Opportunities
Our bye-laws provide that, except for persons that are officers, managers or employees of the Company, and directors who are officers, managers or employees of the Company, no shareholder nor any of its affiliates, or any of its or their respective directors, officers, employees, agents, general or limited partners, managers, members, or shareholders, in any case whether or not one of our directors, will have any duty to communicate or present any investment or business opportunity or prospective transaction, agreement, arrangement, or other economic advantage to us. In addition, to the fullest extent permitted by law, such persons may engage in businesses competitive with ours. In our bye-laws, we explicitly renounce any interest of the Company in such opportunities and any expectation that such opportunities will be offered to us.
Indemnification Agreements with the D. E. Shaw Affiliates and Certain Former Investors
We entered into an indemnification agreement effective December 2007 with each of  (1) the D. E. Shaw Affiliates and (2) certain former investors (the “Indemnification Agreements”). Pursuant to the terms of the Indemnification Agreements, we have agreed to indemnify each of the above investors and their respective affiliates, members and shareholders (collectively, the “Indemnitees”) from:
1.
all claims, obligations, liabilities and actions arising under the securities laws as a result of, among other things, (a) our acquisition of James River Group (our predecessor) in December 2007 and related transactions, (b) any offering of securities and (c) regulatory filings, including periodic filings with the SEC; and

2.
to the fullest extent permitted by applicable law, (a) an Indemnitee’s service as a director or officer of the Company or service at its request in another capacity, (b) any breach or alleged breach by an Indemnitee of his or her fiduciary duty as a shareholder, director or an officer of the Company or (c) any payment by the relevant investor or indemnified person with respect to liabilities arising under clauses (a) and (b), except where a court of competent jurisdiction has rendered a final determination that the liabilities were incurred by reason of such Indemnities’ fraud or willful misconduct.
Investments with Affiliates of the D. E. Shaw Affiliates
Our directors, Bryan Martin and David Zwillinger, are Managing Directors of D. E. Shaw & Co., L.P., the investment advisor of, and an affiliate of, the D. E. Shaw Affiliates. We have made several investments in and loans to investment vehicles and entities affiliated with the D. E. Shaw Affiliates, which are set forth below. Such investment vehicles and other entities may pay management, performance fees or both to D. E. Shaw & Co., L.P. Additionally, Messrs. Martin and Zwillinger are investors and also have an economic interest in the performance of several of the below entities.
1.
In 2012, we made an investment of  $10.0 million in DESRI II, L.L.C., a Delaware limited liability company (“DESRI II”), engaging in solar energy projects. In 2015, DESRI II returned $1.0 million of capital to us.

2.
In 2013, we made an investment of  $4.8 million in DESRI IV, L.L.C, a Delaware limited liability company, which was formed to acquire a company that owns and operates a wind energy project.

3.
In 2013, we made an initial investment of  $5.2 million in DESRI V, L.L.C., a Delaware limited liability company (“DESRI V”), engaging in solar energy projects. In 2014, we invested an additional $2.8 million in DESRI V.

4.
In 2014, we made an investment of  $2.0 million in DESRI VI, L.L.C., a Delaware limited liability company that invests in alternative solar energy projects.

5.
In 2015, we made a bridge loan of  $6.5 million to Northstar Solar PV LLC, a Delaware limited liability company, which was repaid in the second quarter of 2016.

We may consider making additional investments with affiliates of the D. E. Shaw Affiliates from time to time.
Director and Officer Indemnification Agreements
We are parties to indemnification agreements with our officers and directors. Pursuant to these agreements, we will indemnify our directors and executive officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any person indemnified under the agreement in actions or proceedings, including actions by us or in our right, arising out of such person’s services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our request.
Additional Transactions
We lease airplanes from unrelated third-party aircraft management companies. Among the planes leased to us is an airplane owned by Standiford Bluffs, LLC (“Standiford”), a limited liability company wholly-owned by Mr. Abram. Total fees paid by us to the third-party aircraft management companies in 2016 that were attributable to aircraft owned by Standiford were approximately $246,450.
We are parties to a consulting agreement with Conifer Group, Inc., a corporation wholly-owned by Mr. Oakes. Pursuant to the consulting agreement, Mr. Oakes will, upon our request, advise the Company with respect to investments, mergers and acquisitions, financings and other strategic matters relating to and involving the Company. For these services, we pay Conifer Group, Inc. $150,000 per year.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The below table sets forth information as of March 16, 2017 regarding the beneficial ownership of our common shares by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of our outstanding common shares, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table appearing in the “Executive Compensation” section of this proxy statement and (4) all of our directors, nominees and executive officers as a group.
The amounts and percentages owned are reported on the basis of the SEC’s rules governing the determination of beneficial ownership of securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as issued and outstanding all shares that a person would receive upon exercise of options held by that person that are immediately exercisable or exercisable within 60 days of March 16, 2017. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as issued and outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities.
As of March 16, 2017, there were a total of 29,324,434 common shares issued and outstanding.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
5% or more Shareholders:
D. E. Shaw Affiliates	10,597,238(1)	36.1%
FMR LLC	2,676,602(2)	9.1%
Frontier Capital Management Co., LLC	1,465,624(3)	5.0%
Directors and Executive Officers:(4)
J. Adam Abram	799,613(5)	2.7%
Robert P. Myron	446,522(6)	1.5%
Janet Cowell	814(7)	*
Bryan Martin	10,599,208(8)	36.2%
Jerry R. Masters	18,970	*
Michael T. Oakes	51,820	*
Ollie L. Sherman, Jr.	814(7)	*
David Zwillinger	10,599,208(9)	36.2%
Sarah C. Doran	—	*
Richard Schmitzer	218,607(10)	*
All directors, nominees and executive officers as a group (12 persons)	12,408,508(11)	41.0%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 1,843,928 common shares owned directly by D. E. Shaw CF-SP Franklin, L.L.C.; 5,220,897 common shares owned directly by D. E. Shaw CH-SP Franklin, L.L.C. and 3,532,413 common shares owned directly by D. E. Shaw Oculus Portfolios, L.L.C. (collectively, such shares, the “Subject Shares”). Each of the D. E. Shaw Affiliates has the power to dispose of and vote the Subject Shares directly owned by it.

D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of each of the D. E. Shaw Affiliates, may be deemed to have the shared power to vote or direct the vote of the Subject Shares, and the shared power to dispose or direct the disposition of the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as the managing member of DESCO LLC, may also be deemed to have the shared power to vote or direct the vote of the Subject Shares, and the shared power to dispose or direct the disposition of the Subject Shares. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of each of the D. E. Shaw Affiliates, may be deemed to have the shared power to vote or direct the vote of the Subject

Shares, and the shared power to dispose or direct the disposition of the Subject Shares. As general partner of DESCO LP, D. E. Shaw & Co., Inc. (“DESCO Inc.”) may be deemed to have the shared power to vote or to direct the vote of the Subject Shares and the shared power to dispose or direct the disposition of the Subject Shares. Anne Dinning, Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf. None of DESCO LLC, DESCO II Inc., DESCO LP, or DESCO Inc. owns any common shares directly, and each such entity disclaims beneficial ownership of the Subject Shares, except to the extent of any pecuniary interest therein. David E. Shaw does not own any common shares directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of the Subject Shares and the shared power to dispose or direct the disposition of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares except to the extent of any pecuniary interest therein. Bryan Martin and David Zwillinger, directors of the Company, are each officers of DESCO LP and thus may be deemed to have the shared power to vote or to direct the vote of the Subject Shares and the shared power to dispose or direct the disposition of the Subject Shares. Bryan Martin and David Zwillinger disclaim beneficial ownership of the Subject Shares, except to the extent of each such person’s pecuniary interest therein. This information was provided to us by the D. E. Shaw Affiliates. The address of the D. E. Shaw Affiliates is 1166 Avenue of the Americas, Sixth Floor, New York, New York 10036.
(2)
Information is based on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2017 by FMR LLC. FMR LLC reported sole voting power over 277,936 common shares and sole dispositive power over 2,676,602 common shares. The common shares are owned of record by FMR LLC, certain of its subsidiaries and affiliates, and other companies. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)
Information is based on a Schedule 13G filed with the SEC on February 10, 2017 by Frontier Capital Management Co., LLC. Frontier Capital Management Co., LLC reported sole voting power over 479,937 common shares and sole dispositive power over 1,465,624 common shares. The address of Frontier Capital Management Co., LLC is 99 Summer Street, Boston, MA 02110.

(4)
The address of each director, nominee and executive officer listed is c/o James River Group Holdings, Ltd., P. O. Box 1502, Hamilton HM FX, Bermuda.

(5)
The reported amount includes 174,398 common shares issuable upon the exercise of vested options, as well as 800 common shares owned by the Ruth M. Maguire Trust, of which Mr. Abram is a co-trustee and a beneficiary.

(6)
The reported amount includes 385,217 common shares issuable upon the exercise of vested options.

(7)
Consists of 814 common shares underlying RSUs vesting within 60 days of March 16, 2017.

(8)
Consists of 1,970 common shares owned directly by Mr. Martin, and 10,597,238 common shares beneficially owned by the D. E. Shaw Affiliates. See footnote 1 above. Mr. Martin is a Managing Director of D. E. Shaw & Co., L.P. and may be deemed to be the beneficial owner of shares beneficially owned by the D. E. Shaw Affiliates, but disclaims such beneficial ownership (except as to any pecuniary interest therein) pursuant to rules under the Exchange Act.

(9)
Consists of 1,970 common shares owned directly by Mr. Zwillinger, and 10,597,238 common shares beneficially owned by the D. E. Shaw Affiliates. See footnote 1 above. Mr. Zwillinger is a Managing Director of D. E. Shaw & Co., L.P. and may be deemed to be the beneficial owner of shares beneficially owned by the D. E. Shaw Affiliates, but disclaims such beneficial ownership (except as to any pecuniary interest therein) pursuant to rules under the Exchange Act.

(10)
The reported amount includes 129,875 common shares issuable upon the exercise of vested options.

(11)
Includes shares held by the D. E. Shaw Affiliates that may be deemed to be beneficially owned by Messrs. Martin and Zwillinger, each of whom disclaims beneficial ownership of such shares, except to the extent of each such person’s pecuniary interest therein, and 911,119 common shares issuable upon the exercise of vested options.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
At the Annual Meeting, shareholders will elect three individuals to serve as Class III directors and hold office until our 2020 annual general meeting of shareholders.
Nominees were recommended and approved for nomination by the Nominating and Corporate Governance Committee of our Board of Directors. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the three nominees recommended by our Board of Directors unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates.
If, for any reason, any nominee is unable or unwilling to serve, the persons named in the proxy will use their best judgment in selecting and voting for a substitute candidate or our Board of Directors may reduce the number of directors. Our Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to be a candidate for election at the time of the Annual Meeting.
Each of J. Adam Abram, Robert P. Myron and Michael T. Oakes has been nominated to stand for election at the Annual Meeting to hold office as a Class III director until the 2020 annual general meeting of shareholders or until his successor is duly elected and qualified.
We did not pay a fee to any third party to identify or evaluate any of the potential nominees. Please see the discussion under “Board of Directors and Corporate Governance” in this proxy statement for information concerning each of our nominees for director.
Required Vote and Recommendation
Each director will be elected by a plurality of the votes cast in the election of directors at the Annual Meeting, either in person or represented by properly authorized proxy. This means that the three nominees who receive the largest number of  “FOR” votes cast will be elected as directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2
TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION
Upon the recommendation of our Audit Committee, our Board of Directors proposes that our shareholders approve the appointment of Ernst &Young LLP, an independent registered public accounting firm, as our independent auditor to serve until the 2018 annual general meeting of shareholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make any statement he or she may desire, and to be available to respond to appropriate questions from shareholders.
Our Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged by Ernst & Young LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor’s independence.
Required Vote and Recommendation
The approval of the appointment of Ernst & Young LLP as our independent auditor requires the affirmative vote of a majority of the votes cast on the matter. If our shareholders do not vote to approve the appointment of Ernst & Young LLP as our independent auditor, our Audit Committee will reconsider such appointment. Even if our shareholders do vote to approve the appointment of Ernst & Young LLP, our Audit Committee retains the discretion to reconsider its appointment as our independent auditor if the Audit Committee believes it necessary to do so in the best interest of us and our shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR TO SERVE UNTIL THE 2018 ANNUAL GENERAL MEETING OF SHAREHOLDERS, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, ACTING BY THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITOR’S REMUNERATION.
Fees Paid to Independent Registered Public Accounting Firm
Aggregate fees for professional services rendered to us or on our behalf by Ernst & Young LLP for the years ended December 31, 2016 and 2015 are as follows:
	2016	2015
Audit Fees	$1,410,646	$1,530,135
Audit-Related Fees	201,747	–
Tax Fees	51,753	199,079
All Other Fees	1,995	1,995
Total Fees	$1,666,141	$1,731,209

Audit Fees.   Audit fees consisted of fees incurred in connection with the Company’s annual financial statement audits and statutory audits and review of quarterly financial statements.
Audit-Related Fees.    Audit-related fees consisted of fees incurred for comfort letter procedures, post-report review procedures, and consents in connection with the Company’s Form S-3 filing in 2016.
Tax Fees.   Tax fees in 2016 primarily consisted of tax advisory services related to foreign tax filings and transfer pricing. Tax fees in 2015 primarily related to tax advisory services for the formation of James River Group Holdings UK Ltd.
All Other Fees.   All other fees included permitted accounting research software licensing fees.

The Audit Committee has concluded that the provision of the aforementioned services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Pre-Approval of Services
The Audit Committee has a policy requiring it to pre-approve all audit and non-audit services performed by the Company’s independent auditor. The Committee may delegate pre-approval authority to the chairman of the Audit Committee or his designee. When pre-approving all services by the independent auditor, the Committee will consider whether the provision of such services is consistent with maintaining the independent auditor’s independence.
During our 2016 and 2015 fiscal years, all audit, audit-related, tax fees and other fees for services performed by Ernst & Young LLP were pre-approved by the Audit Committee in compliance with applicable SEC requirements.
Report of the Audit Committee
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2016 with the management of the Company and the Company’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard (AS) 1301 (previously AS No. 16), Communications with Audit Committees, as adopted by the Public Accounting Oversight Board (PCAOB). The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with Ernst & Young LLP the independence of such independent registered public accounting firm. The Audit Committee also has considered whether Ernst & Young LLP’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.
Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2016 for filing with the SEC.
The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.
Audit Committee
Jerry R. Masters, Chairman
Janet Cowell
Ollie L. Sherman, Jr.

PROPOSAL NO. 3
TO APPROVE AN AMENDMENT TO THE JAMES RIVER GROUP HOLDINGS, LTD. 2014 LONG-TERM INCENTIVE PLAN AND RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER SUCH PLAN FOR TAX DEDUCTIBILITY PURPOSES
We are asking our shareholders to approve an amendment to the 2014 LTIP to increase the number of common shares authorized for issuance (the “Share Reserve”) by 1,000,000 shares, with only 500,000 of such additional shares to be available for issuance as awards that are not share appreciation rights or share option awards. Awards that are not share appreciation rights or share option awards are referred to collectively in this proposal as “full value awards.” Approval of this proposal will also constitute re-approval of the material terms of the performance goals under the 2014 LTIP for tax deductibility purposes at the Annual Meeting.
The Board approved the amendment to the 2014 LTIP on March 8, 2017, subject to the approval of our shareholders. For the reasons stated below, the Board believes these amendments are in our best interests as well as the best interests of our shareholders and recommends that our shareholders approve this proposal.
The 2014 LTIP is intended to (1) enable us and our affiliates to attract and retain individuals who will contribute to our long-range success, (2) motivate key personnel to produce a superior return to our shareholders and the Company’s affiliates by offering such individuals an opportunity to realize share appreciation, by facilitating share ownership, and by rewarding them for achieving a high level of corporate performance and (3) promote the success of our business. Non-employee directors are not eligible for awards under the 2014 LTIP.
The 2014 LTIP contains a number of provisions that our Board believes are consistent with the interests of shareholders and sound corporate governance practices. These include:
•
No evergreen provision, so share increases under the plan require shareholder approval and are not automatic.

•
Shares withheld by the Company to pay the exercise price of share options or share appreciation rights or satisfy the tax obligations in connection with such exercise are not added back to the share reserve under the plan.

•
The exercise price of share options and share appreciation rights shall be no lower than the fair market value of shares on the date of grant (other than substitute awards if we assume or replace outstanding awards granted by a company that we acquire).

•
No repricing of share options or share appreciation rights is permitted without shareholder approval, except to adjust the exercise price due to a stock split, corporate restructuring or similar event.

•
The 2014 LTIP does not provide for tax gross-ups to any individual whether in connection with a change in control or otherwise.

The existing 2014 LTIP was adopted by the Board and our shareholders on November 18, 2014, and became effective immediately prior to the consummation of our IPO. Without taking account of the proposed increase in the Share Reserve, the remaining Share Reserve under the 2014 LTIP as of March 16, 2017 was 876,310 common shares. For additional information on the Share Reserve, please see the table on page 37.

Information Regarding Share Usage and Dilution
The following table sets forth the number of common shares available for future awards under each of our equity compensation plans as of March 16, 2017:
	Available for Future Awards	Additional Shares Requested in this Proposal	Total Available for Future Awards if this Proposal is Approved
2014 LTIP(1)	876,310	1,000,000(1)	1,876,310(1)
James River Group Holdings, Ltd. 2014 Non-Employee Director Incentive Plan(2)	32,994	—	32,994
Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan(3)	—	—	—
Total	909,304	1,000,000	1,909,304

(1)
Only 500,000 of the additional shares requested to be authorized in this proposal may be issued in the form of full value awards.

(2)
The only eligible participants under this plan are non-employee directors.

(3)
In connection with our IPO, the Amended and Restated James River Group Holdings, Ltd. Equity Incentive Plan was amended to provide that no further equity-based grants would be made under the plan.

The following table sets forth information concerning outstanding awards under the Company’s plans as of March 16, 2017:
	2014 LTIP	2014 Non-Employee Director Incentive Plan	Amended and Restated Equity Incentive Plan	Total
Shares underlying outstanding share options(1)	1,732,046	—	550,888	2,282,934
Shares underlying outstanding restricted share units(2)	252,265	5,185	—	257,450
Total shares underlying outstanding awards	1,984,311	5,185	550,888	2,540,384
Total shares underlying outstanding awards as a percentage of shares outstanding	6.8%	Less than 0.1%	1.9%	8.7%

(1)
The Company has granted no share appreciation rights.

(2)
The Company has no restricted share awards outstanding. All outstanding full-value awards are restricted share units.

As of March 16, 2017, the weighted average exercise price of all outstanding share options is $24.62, and the weighted average remaining contractual life of all outstanding share options is 4.6 years.
Approval of this proposal will also constitute re-approval of the material terms of the performance goals set forth in the 2014 LTIP (described below) that permit us to grant share options, share appreciation rights and performance awards that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, Section 162(m) of the Code disallows a deduction to any publicly held corporation and its affiliates for compensation paid to “covered employees” in a taxable year in excess of  $1 million. However, qualified “performance-based compensation” is not subject to this limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to certain awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested and/or exercisable).
Summary of the 2014 LTIP
The following is a summary of the 2014 LTIP. It is qualified by reference to the full text of the 2014 LTIP, which is attached as Appendix A to this proxy statement (with the proposed amendment to the 2014 LTIP highlighted). Shareholders are encouraged to review the 2014 LTIP, as proposed to be amended, carefully.
Authorized Shares
The number of common shares currently authorized for issuance under the 2014 LTIP is 3,171,150 (4,171,150 if the amendment is approved, with only 500,000 of the additional shares to be available for issuance as full value awards). The following items will remain available for issuance as awards under the 2014 LTIP and will not be applied to the above share limit: (1) dividends or dividend equivalents paid in cash in connection with outstanding awards, (2) shares subject to an award under the 2014 LTIP which award is forfeited, cancelled, terminated, expires or lapses for any reason and (3) shares and any awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, consolidation, or acquisition of the employing company with or by the Company. If an award is to be settled in cash, the number of shares on which the award is based will not count toward the above share limits.
Eligibility
All full-time and part-time employees (including officers and directors who are employees), and consultants and advisors (except with respect to grants of incentive share options), of the Company and its affiliates will be eligible to participate in the 2014 LTIP at the discretion of the LTIP Committee (as defined below).
Administration
The 2014 LTIP will generally be administered by the Compensation Committee, although the Board retains the right to appoint another of its Committees to administer the 2014 LTIP (any such committee as may be appointed by our Board is referred to in this summary as the “LTIP Committee”). The LTIP Committee administers and grants awards under the 2014 LTIP. Subject to the terms of the 2014 LTIP, NASDAQ rules and applicable laws, the LTIP Committee selects the participants who will receive awards, the types of awards they receive and their terms and conditions, and has the authority to make all other determinations necessary or advisable for the administration of the 2014 LTIP. Notwithstanding the foregoing and the description below, our Board, upon recommendation of the Compensation Committee or otherwise, may take all action that the LTIP Committee may take under the 2014 LTIP. In this regard, pursuant to the Compensation Committee’s charter, the Board, upon the recommendation of the Compensation Committee, determines the recipients, amounts and terms of equity awards under the 2014 LTIP.
Awards
General.   The LTIP Committee has the discretion to award incentive and non-qualified share options, share appreciation rights, performance shares, restricted shares, restricted share units and other awards.
Options.   Incentive share options, intended to qualify for special tax treatment in accordance with the Code, and non-qualified share options, may be granted for such number of shares as the LTIP Committee determines. The LTIP Committee will be authorized to set the terms of an option. Incentive share options may only be granted to employees. The purchase price of the option will be set forth in the award but may not be less than 100% of the fair market value of a share on the grant date. The maximum term of an option granted under the 2014 LTIP will be ten years.

Share Appreciation Rights.   Share appreciation rights will entitle the participant, subject to the terms and conditions of the award, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of a share on the grant date. Each share appreciation right may be exercisable in whole or in part according to the terms and conditions set forth in the award. The maximum term of a share appreciation right granted under the 2014 LTIP will be ten years. Except as otherwise provided in the award, upon exercise of a share appreciation right, the participant will receive cash, shares or a combination of cash and shares (as determined by the LTIP Committee if not otherwise specified in the award) as promptly as practicable after exercise.
Performance Shares.   Performance shares will entitle the participant to future payments based upon the achievement of performance targets established in writing by the LTIP Committee. The award may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum target but falls below the maximum target and shall provide for the timing of payment. The LTIP Committee will determine whether payment shall be made in cash, shares or a combination of cash and shares.
Restricted Shares and Restricted Share Units.   Restricted shares may be granted in the form of shares registered in the name of the participant but held by the Company until the restrictions have lapsed. Restricted share units are units representing a value equal to the same number of shares. Subject to conditions and restrictions as the LTIP Committee may establish in the award, during any period that an award of restricted shares or restricted share units will be restricted, (1) recipients of restricted share awards may exercise full voting rights with respect to such shares and will be entitled to all dividends and other distributions paid with respect to such shares while they are so restricted and (2) recipients of restricted share unit awards will have no dividend rights with respect to the shares subject to such restricted share units, other than as the LTIP Committee so provides, and will have no voting rights. Any dividends may be paid currently or may be credited to a recipient’s account and may be subject to such restrictions and conditions as the LTIP Committee may establish.
Other Forms of Awards.   The LTIP Committee may from time to time grant other awards under the 2014 LTIP, including, without limitation, cash bonus awards, securities convertible into common shares and phantom securities. The terms and conditions of such awards will be determined by the LTIP Committee, acting within its discretion under the 2014 LTIP.
Performance-Based Awards.   If the LTIP Committee determines at the time an award is granted to a participant that the participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with the award, a covered employee within the meaning of Section 162(m) of the Code, the LTIP Committee may provide that performance-based provisions apply to the award. The LTIP Committee may provide, in its discretion, that an award granted to any other participant is subject to performance-based provisions. Awards under the 2014 LTIP may be made subject to the achievement of performance criteria, which shall be performance goals established by the LTIP Committee relating to one or more business criteria. Performance criteria may be applied to the Company, an affiliate, a parent, a subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the LTIP Committee. The performance criteria available to the LTIP Committee for establishing performance goals may include, without limitation: (1) revenue or revenue growth, (2) index comparisons, (3) earnings or net income (before or after taxes), (4) operating margin or operating expense, (5) peer company comparisons, (6) productivity, (7) profit margin, (8) return on revenue, (9) sales growth, (10) return on assets, (11) share price, (12) earnings per share, (13) cash flow, (14) underwriting profit, (15) market share, (16) costs, (17) debt to equity ratio, (18) net revenue or net revenue growth, (19) gross revenue, (20) total segment profit, (21) EBITDA, (22) adjusted diluted earnings per share, (23) gross profit, (24) gross profit growth, (25) adjusted gross profit, (26) adjusted operating profit, (27) earnings or earnings per share before income tax (profit before taxes), (28) net earnings or net earnings per share (profit after tax), (29) compound annual growth in earnings per share, (30) operating income or net operating income, (31) combined ratio or loss ratio, (32) total or compound shareholder return, (33) return on tangible equity, (34) gross written premiums, (35) return on invested capital,

(36) book value or growth in book value, (37) growth in tangible equity per share, (38) pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, (39) sales growth, (40) marketing, (41) operating or (42) workplan goals. Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the applicable performance period. The performance goals for each participant and the amount payable if those goals are met shall be established in writing for each specified period of performance by the LTIP Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable award agreement. Following the conclusion or acceleration of each performance period, the LTIP Committee shall determine the extent to which performance criteria have been attained, any other terms and conditions with respect to an award relating to such performance period have been satisfied, and payment is due with respect to a performance-based award. No amounts shall be payable to any participant for any performance period unless and until the LTIP Committee certifies that the performance criteria and any other material terms were in fact satisfied. The LTIP Committee may adjust downwards, but not upwards, the amount payable pursuant to such award. The applicable award agreement may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance-based awards awarded to a participant, upon such terms and conditions as shall be set forth in the award agreement, upon the occurrence of certain events, which may, but need not, include without limitation a fundamental change as determined under the 2014 LTIP, the participant’s death or disability, a change in accounting practices of the Company or its affiliates, a reclassification, share dividend, share split or share combination, or other event as provided in the 2014 LTIP; provided, however, that any such acceleration or adjustment shall be made only to the extent and in a manner consistent with Section 162(m) of the Code.
Award Agreements
Awards under the 2014 LTIP are evidenced by award agreements that provide additional terms, conditions, restrictions or limitations regarding the award, as determined by the LTIP Committee in its sole discretion.
Transferability
Generally, awards made under the 2014 LTIP may not be sold, assigned, transferred or exchanged, except as otherwise permitted by the LTIP Committee. Additionally, an option or share appreciation right may only be exercised by the participant during his or her lifetime, except as otherwise permitted by the LTIP Committee.
Capital Change Adjustments
In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of its assets or a merger or consolidation of the Company with or into any other corporation (regardless of whether the Company is the surviving corporation), divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization and other similar types of capital changes that affect the Company’s common shares, appropriate adjustments to the awards under the 2014 LTIP will be made by the LTIP Committee.
Change in Control
Unless otherwise provided in an award agreement, in the event of a “change in control” (as defined below), a participant that is terminated without “cause” or resigns for “good reason” within 12 months of the change in control transaction will have (1) all options or share appreciation rights held by such person become immediately exercisable if not then fully exercisable, (2) the period of restriction on all restricted shares, restricted share units and any other award expire and such awards vest immediately and (3) any other vesting criteria or performance goals deemed achieved at 100% target levels, in each case as of the date of termination of the participant’s employment. Additionally, in the event of a change in control, the

LTIP Committee may, to the extent the LTIP Committee determines it is permitted under Section 409A of the Code, cancel any outstanding award and pay to the holders thereof the value of the award, in cash or common shares, based upon the price per common share to be received by other shareholders of the Company, or provide for the assumption of or issuance of substitute awards.
A “change in control” will generally be defined as (1) the purchase or other acquisition by any person or entity of beneficial ownership of 50% or more of either the then outstanding common shares of the Company or the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (2) the consummation of a merger, consolidation or other transformative transaction involving the Company such that persons who were the shareholders of the Company immediately prior to such change in control transaction do not immediately thereafter own 50% of the outstanding common shares or voting securities or (3) a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.
Forfeiture and Clawback
The LTIP Committee may specify in an award agreement applicable to an award under the 2014 LTIP that the recipient’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an award. Additionally, any award granted under the 2014 LTIP which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any Company policy.
Amendment, Modification and Termination
Subject to the terms of the 2014 LTIP, our Board may at any time amend, modify or suspend the 2014 LTIP, and the LTIP Committee may at any time alter or amend any or all awards under the 2014 LTIP to the extent permitted by law. Any alterations or amendments may be made unilaterally by the LTIP Committee, subject to the provisions of the 2014 LTIP, unless such amendments are deemed by the LTIP Committee to be materially adverse to the participants and are not required as a matter of law. Amendments will be subject to approval of the shareholders of the Company only as required by law, or if the amendment increases the total number of shares available under the 2014 LTIP, except as adjusted for specified changes in capitalization. Unless sooner terminated, the 2014 LTIP will automatically terminate on the tenth anniversary of its effective date. No awards shall be granted pursuant to the 2014 LTIP after such termination or expiration, but outstanding awards may extend beyond that date.
Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2014 LTIP and with respect to the sale of common shares acquired under the plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or jurisdiction in which a participant may reside. This summary is based upon current provisions of the Code, and regulations promulgated thereunder, and is therefore subject to change.
Incentive Share Options.   Some options may constitute “incentive share options” within the meaning of Section 422 of the Code (also referred to as incentive share options herein). If we grant an incentive share option, a participant will not be required to recognize income upon the grant of the incentive share option, and we will not be allowed to take a deduction.
Similarly, when a participant exercises any incentive share options, provided the participant has not ceased to be an employee for more than three months before the date of exercise, the participant will not be required to recognize income, and we will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of common shares acquired on exercise of an incentive share option exceeds the exercise price of that option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the incentive share option is exercised.

Additional tax consequences will depend upon how long a participant holds the common shares received after exercising the incentive share options. If a participant holds the shares for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, the participant will not recognize any ordinary income, and we will not be allowed to take a deduction. However, the difference between the amount the participant realizes upon disposition of the shares and the basis (i.e., the amount the participant paid upon exercise of the incentive share option) in those shares will be taxed as a long-term capital gain or loss.
If a participant disposes of shares acquired upon exercise of an incentive share option which the participant has held for less than two years from the date of grant or one year from the date of exercise (“Disqualifying Disposition”), the participant generally will recognize ordinary income in the year of the disposition.
To the extent that a participant recognizes ordinary income, we are allowed to take a deduction. In addition, the participant must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that the participant realizes upon disposition of those shares which exceeds the fair market value of those shares on the date the participant exercised the option. The participant will recognize a short-term or long-term capital loss, depending on whether the holding period for the shares exceeds one year, to the extent the basis in the shares exceeds the amount the participant realizes upon disposition of those shares.
Non-Qualified Share Options.   If a participant receives a non-qualified share option, the participant will not recognize income at the time of the grant of the share option; however, the participant will recognize ordinary income upon the exercise of the non-qualified share option. The amount of ordinary income the participant recognizes equals the difference between (a) the fair market value of the shares on the date of exercise and (b) the amount paid for the shares. We will be entitled to a deduction in the same amount. The ordinary income the participant recognizes will be subject to applicable tax withholding by the Company. When the participant sells these shares, any difference between the sales price and the basis (i.e., the amount paid for the shares plus the ordinary income recognized by the participant) will be treated as a capital gain or loss.
Restricted Shares.   Unless a timely Section 83(b) election is made, a participant generally will not recognize taxable income upon the grant of restricted shares because the restricted shares generally will be nontransferable and subject to a substantial risk of forfeiture. A participant will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares or the transfer restrictions (collectively, the “Restrictions”) lapse. The amount recognized will be equal to the difference between the fair market value of the shares at this time and the original purchase price paid for the shares, if any. The ordinary income recognized by a participant with respect to restricted shares awarded under the plan will be subject to applicable tax withholding by the Company. If a timely Section 83(b) election has not been made, any dividends received with respect to common shares subject to the Restrictions will be treated as additional compensation income and not as dividend income. A participant may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted shares upon grant, notwithstanding that the restricted shares would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the participant would include in gross income an amount equal to the difference between the fair market value of the restricted shares on the date of grant and the purchase price paid for the restricted shares, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the participant disposes of the shares. If the section 83(b) election is made, the participant’s capital gains holding period begins on the date of grant.
This Section 83(b) election is irrevocable. If a Section 83(b) election is made and a participant then forfeits the restricted shares, the participant may not deduct as a loss the amount previously included in gross income.
A participant’s tax basis in restricted shares received pursuant to the plan will be equal to the sum of the amount (if any) the participant paid for the common shares and the amount of ordinary income recognized by the participant as a result of making a Section 83(b) election or upon the lapse of the

Restrictions. Unless a Section 83(b) election is made, the participant’s holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on the shares lapse.
In general, we will be entitled to a deduction at the same time, and in an amount equal to, the ordinary income recognized by a participant with respect to restricted shares awarded pursuant to the plan.
If, subsequent to the lapse of the Restrictions on the shares, a participant sells the shares, the difference, if any, between the amount realized from the sale and the tax basis of the shares to the participant will be taxed as a capital gain or capital loss.
Share Appreciation Rights / Performance Shares / Restricted Share Units.   A participant generally will not recognize taxable income upon the grant of share appreciation rights, performance shares or restricted share units. Instead, the participant will recognize as ordinary income, and we will have a corresponding deduction, any cash delivered and the fair market value of any common shares delivered in payment of an amount due under the share appreciation right, performance share or restricted share unit. The ordinary income the participant recognizes will be subject to applicable tax withholding by us.
Upon selling any shares received by a participant in payment of an amount due under a share appreciation right, performance share or restricted share unit, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common shares and the participant’s tax basis in the common shares (i.e. the ordinary income recognized by the participant).
Other Share-Based and Cash-Based Awards.   The tax consequences associated with any other share-based or cash-based award granted under the plan will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the applicable holding period and the participant’s tax basis.
Section 162(m) of the Code.   Section 162(m) of the Code provides that no deduction will be allowed for certain remuneration with respect to a “covered employee” (as defined in the Code) to the extent such remuneration exceeds $1,000,000. Section 162(m) provides an exception from the deduction limit for compensation payable solely on account of the attainment of one or more performance goals, subject to certain requirements.
Section 409A of the Code.   Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including, without limitation, the deferral of income pursuant to some of the arrangements described herein. Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.
Section 280G of the Code and Section 4999 of the Code.   Under Section 280G of the Code and Section 4999 of the Code, we are prohibited from deducting any “excess parachute payment” and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.
Non-United States Taxpayers.   If a participant is subject to the tax laws of any country other than the United States, the participant should consult the participant’s own tax and legal advisors to determine the tax and legal consequences of any award received under the plan.
The foregoing statements are only a summary of certain U.S. federal income tax consequences of the 2014 LTIP and is based on our understanding of present U.S. federal tax laws and regulations.
New Plan Benefits
We are not proposing any change to the types of benefits any individual may receive under the 2014 LTIP. The benefits or amounts that participants will receive in the future under the 2014 LTIP continue to be subject to the discretion of the LTIP Committee or our Board and, accordingly, are not determinable. In 2016, our executive officers as a group were granted awards for 260,551 common shares (consisting of share options for 206,568 common shares and 53,983 restricted share units), and non-executive officer employees as a group were granted awards for 499,635 common shares (consisting solely of share options). Consistent with our customary practice, equity awards for 2017 were granted at the meeting of our Board and committees during the first quarter of 2017. The executive officers as a group were granted awards for 75,848 common shares (consisting solely of restricted share units), and non-executive officer employees as a group were granted awards for 233,980 common shares (consisting of share options for 195,508 common shares and 38,472 restricted share units).
Our executive officers may have an interest in this proposal by virtue of their eligibility for awards under the 2014 LTIP. Non-employee directors are not eligible for awards under the 2014 LTIP. The closing price of our common shares on March 16, 2017, was $41.22.
Required Vote and Recommendation
The approval of the amendment to the James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan requires the affirmative vote of a majority of the votes cast on the matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE JAMES RIVER GROUP HOLDINGS, LTD. 2014 LONG-TERM INCENTIVE PLAN AND RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER SUCH PLAN FOR TAX DEDUCTIBILITY PURPOSES.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our officers, members of our Board of Directors and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms furnished to us, our officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements, with the exception of three late Form 4s, each to report one transaction in common shares beneficially owned by Mr. Abram, as a result of his status as a co-Trustee and a beneficiary of a family trust.
Other Business at the Annual Meeting
The Board of Directors does not intend to present any other matter at the Annual Meeting. The Board has not been informed that any other person intends to present any other matter for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.
Our financial statements for the year ended December 31, 2016 and the independent auditors’ report thereon will be formally presented at the Annual Meeting, but no shareholder action is required thereon.
Shareholder Proposals and Director Nominations for the 2018 Annual General Meeting of Shareholders
To submit shareholder proposals for the 2018 annual general meeting of shareholders for inclusion in the Company’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by us no later than December 5, 2017.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Secretary at James River Group Holdings, Ltd., c/o Codan Services Limited, Clarendon House, P.O. Box 1022, Hamilton HM 12, Bermuda. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in the proxy statement.
The Company’s bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of shareholders. The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting of shareholders must deliver to the Company’s secretary a written notice of the shareholder’s intention to do so, which notice must include the information required by our bye-laws. To be timely, the shareholder’s notice must be delivered to or mailed and received by the Secretary at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting of shareholders; provided that if the date of the annual general meeting of shareholders is advanced more than 25 days prior to such anniversary date or delayed more than 25 days after such anniversary date then to be timely such notice must be received by the Secretary no earlier than 120 days prior to such annual general meeting of shareholders and no later than the later of 70 days prior to the date of the general meeting or the close of business on the 10th day following the earlier of the date on which notice of the general meeting was posted to shareholders or the date on which public announcement of the date of the general meeting was first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual general meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.
For the 2018 annual general meeting of shareholders, the Company anticipates that any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s bye-laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 2, 2018 and no later than February 1, 2018. All director nominations and shareholder proposals must comply with the requirements of the Company’s bye-laws, a copy of which may be obtained at no cost from the Secretary of the Company.

Shareholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokerage firms, banks, and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials and annual reports unless an affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
If you are a beneficial owner of our common shares and you share an address with other beneficial owners, then your brokerage firm, bank, or other nominee may have delivered a single copy of this proxy statement and of our Annual Report for all beneficial owners sharing your address. To make a written or oral request for an individual copy of this proxy statement and of such Annual Report, please contact us at James River Group Holdings, Ltd., c/o Codan Services Limited, Clarendon House, P.O. Box 1022, Hamilton HM 12, Bermuda, or call us at (441) 278-4580. We will promptly deliver them to you.

Appendix A
JAMES RIVER GROUP HOLDINGS, LTD.
2014 LONG-TERM INCENTIVE PLAN
AS PROPOSED TO BE AMENDED*
1.   Establishment and Purpose.   James River Group Holdings, Ltd. hereby establishes, effective on the date that the initial public offering of the Company’s common shares is consummated and immediately prior thereto, an incentive compensation plan known as the “James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan.” The purposes of the Plan are to (a) enable the Company and its Affiliates to attract and retain individuals who will contribute to the Company’s long range success; (b) motivate key personnel to produce a superior return to the shareholders of the Company and its Affiliates by offering such individuals an opportunity to realize share appreciation, by facilitating share ownership, and by rewarding them for achieving a high level of corporate performance; and (c) promote the success of the Company’s business.
2.   Definitions.   The capitalized terms used in this Plan have the meanings set forth below.
(a)    “Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Share Options, any limited liability company, partnership, corporation, joint venture, or any other entity in which the Company or any such Subsidiary owns an equity interest.
(b)    “Associate” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Share Options, “Associate” shall also include any consultant or advisor to the Company or an Affiliate. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of  “Associate” or in Section 7(a)(i)) shall include the providing of services as a consultant or advisor.
(c)   “Award” means a grant made under this Plan in the form of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.
(d)    “Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Cause” shall mean, except as otherwise provided in an Award Agreement or in a Participant’s employment agreement with the Company, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or fiduciary breach with respect to the Company or an Affiliate, (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate, (iv) the material failure to perform duties, or (v) violation of state or federal securities laws.
(g)    “Change in Control” shall mean, except as otherwise provided in an Award Agreement, any of the following: (i) the purchase or other acquisition (other than from the Company), in a single transaction or series of related transactions, by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; (ii) consummation of a reorganization, merger, amalgamation or consolidation involving the Company, in each case with respect to which

*
The proposed amendment described in Proposal 3 is underlined.

persons who were the shareholders of the Company immediately prior to such reorganization, merger, amalgamation or consolidation do not, immediately thereafter, own more than 50% of, respectively, the Shares and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, amalgamated or consolidated corporation’s then-outstanding voting securities; or (iii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company. Notwithstanding anything herein to the contrary, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any payment subject to Section 409A of the Code. A Change in Control shall be deemed to occur on the date on which the event giving rise to the Change in Control occurs, provided, in the case of a Change in Control by reason of a liquidation or dissolution of the Company, such date shall be the date on which the Company shall commence such liquidation or dissolution.
(h)    “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(i)    “Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.
(j)    “Company” means James River Group Holdings, Ltd., an exempted company registered under the laws of Bermuda, or any successor to all or substantially all of its businesses by merger, amalgamation, consolidation, purchase of assets or otherwise.
(k)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, consultant, or advisor, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant, advisor, or otherwise, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absences.
(l)    “Director” means a member of the Board.
(m)    “Disability” means, except as otherwise provided in an Award Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, provided, however, for purposes of determining the term of an Incentive Share Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Share Option within the meaning of Section 22(e) (3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, provided that the definition of disability applied under such disability plan meets the requirements of a Disability in the first sentence hereof.
(n)    “Effective Date” means the date immediately prior to the date that the initial public offering of the Shares is consummated.
(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.

(p)    “Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:
(i)    the closing sales price of a Share on the Nasdaq Stock Market, or if Shares are not quoted on the Nasdaq Stock Market, on the New York Stock Exchange (“NYSE”) or any similar system then in use, or
(ii)    if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, which shall be conclusive and binding on all persons.
In the case of an Incentive Share Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.
(q)    “Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company (in one or a series of transactions), a merger, amalgamation or consolidation of the Company with or into any other corporation or company, regardless of whether the Company is the surviving corporation or company, or a statutory share exchange (or analogous proceedings under applicable Bermuda law) involving capital shares of the Company.
(r)    “Good Reason” means, except as otherwise provided in an Award Agreement or a Participant’s employment agreement with the Company, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days after the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles; provided that, in each case, the Participant must actually terminate his or her employment within thirty (30) days following the Company’s thirty (30)-day cure period specified herein.
(s)    “Incentive Share Option” means any Option designated to qualify as an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code or any successor to such section.
(t)    “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Eachange Act Rule 16b-3.
(u)    “Non-Qualified Share Option” means an Option other than an Incentive Share Option.
(v)    “Option” means a right to purchase Shares (or, if the Committee so provides in an applicable Award Agreement, Restricted Shares), including both Non-Qualified Share Options and Incentive Share Options.
(w)    “Other Award” means a cash-based Award, an Award of Shares, or an Award based on Shares other than Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units or Performance Shares.
(x)    “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code.
(y)    “Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.
(z)    “Participant” means an Associate to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.
(aa)    “Performance Criteria” means performance goals relating to certain criteria as further described in Section 12 hereof.

(bb)    “Performance Period” means one or more periods of time in duration, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining which Awards, if any, are to vest or be earned.
(cc)    “Performance Shares” means a contingent award of a specified number of Shares or Units, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Award Agreement, a variable percentage of which may vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.
(dd)    “Plan” means this James River Group Holdings, Ltd. 2014 Long-Term Incentive Plan, as amended and in effect from time to time.
(ee)    “Restricted Shares” means Shares granted under Section 10 hereof so long as such Shares remain subject to one or more restrictions.
(ff)    “Restricted Share Units” means Units of Shares granted under Section 10 hereof.
(gg)    “Shares” means the Company’s common shares, $0.0002 par value per share (as such par value may be adjusted from time to time), or any shares or securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).
(hh)    “Share Appreciation Right” means a right pursuant to an Award granted under Section 8.
(ii)    “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.
(jj)    “Successor” with respect to a Participant means, except as otherwise provided in an Award Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the beneficiary, if any, designated on forms prescribed by and filed with the Committee. If no designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Successor shall be the legal representative of the estate of the Participant or the person or persons who may, by bequest, inheritance, will, or the laws of descent and distribution, or under the terms of an Award, acquire the right to exercise an Option or Share Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.
(kk)    “Term” means the period during which an Option or Share Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Shares, Restricted Share Units, or any other Award are in effect.
(ll)    “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Shares, Units of Shares, Share Appreciation Rights, Performance Shares, and any other Award expressed in terms of Units of Shares until such time as the Award is paid, canceled, forfeited or terminated. No Shares shall be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.
Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
3.   Administration.
(a)   Authority of Committee.    The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan. Subject to the terms of the Plan and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:
(i)    to construe and interpret the Plan and apply its provisions;
(ii)    to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii)    to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;
(iv)    to delegate its authority to one or more officers of the Company with respect to Awards that do not involve “covered employees” (within the meaning of Section 162(m) of the Code) or “directors” or “officers” within the meaning of Section 16 of the Exchange Act, to the extent permitted by applicable law; provided that, in delegating such authority, the Committee shall specify the maximum number of Shares that may be awarded to any single employee and shall otherwise comply with applicable law;
(v)    to determine when Awards are to be granted under the Plan and the applicable grant date;
(vi)    from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;
(vii)    to determine the number of Shares or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;
(viii)    to determine whether each Option is to be an Incentive Share Option or a Non-Qualified Share option;
(ix)    to determine the type of Award and prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;
(x)    to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;
(xi)    to designate an Award (including a cash bonus) as a performance-based compensation Award (for purposes of satisfying the exemption under Code Section 162(m)) and to select the Performance Criteria that will be used to establish the performance goals;
(xii)    to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;
(xiii)    to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited, or suspended;
(xiv)    to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of employment for purposes of the Plan;
(xv)    to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;
(xvi) to interpret, administer, or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and
(xvii)    to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
To the extent the Committee determines that the restrictions imposed by this Plan preclude the achievement of material purposes of the Awards in jurisdictions outside of the United States, the Committee has the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

The Committee shall not have the right, without shareholder approval to (i) reduce or decrease the purchase price for an outstanding Option or Share Appreciation Right, (ii) cancel an outstanding Option or Share Appreciation Right for the purpose of replacing or re-granting such Option or Share Appreciation Right with a purchase price that is less than the original purchase price, (iii) extend the expiration date of an Option or Share Appreciation Right, or (iv) deliver Shares, cash, or other consideration in exchange for the cancellation of an Option or Share Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Share Appreciation Right.
(b)    Committee Decisions Final.    All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined to be arbitrary and capricious by a court having jurisdiction.
(c)    Delegation.    The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan and the Company’s bye-laws, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board, at its sole discretion, may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however, caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable in the best interests of the Company.
(d)    Board Authority.    Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under Section 162(m) of the Code to cease to qualify for the favorable treatment under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.
(e)    Committee Composition.    The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Exchange Act Rule 16b-3 and/or Section 162(m) of the Code. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.
4.    Shares Available; Maximum Payouts.
(a)    Shares Available.    Subject to adjustment in accordance with Section 13(f), a total of three million one hundred seventy one thousand one hundred fifty (3,171,150) Shares shall be available for the grant of Awards under the Plan, plus an additional one million (1,000,000) Shares as approved by shareholders on May 2, 2017; provided that no more than five hundred thousand (500,000) of such additional Shares shall be available for the grant of Awards that are not Share Appreciation Right or Share Option Awards; and provided further that, no more than three million (3,000,000) Shares in the aggregate may be granted as Incentive Share Options under this Plan. Shares issued under this Plan may be authorized and unissued Shares or issued Shares held as treasury Shares. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Share Appreciation Right or Share Option, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Share Option or Share Appreciation Right, or (iii) Shares repurchased on the open market with the proceeds of a Share Option exercise price.
(b)    Shares Not Applied to Limitations.   The following will not be applied to the Share limitations of subsection 4(a) above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards, (ii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason, and (iii) Shares and any Awards that are granted through the settlement, assumption, or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, amalgamation, consolidation, or acquisition of the employing company with or by the Company. If an Award is to be settled in cash, the number of Shares on which the Award is based shall not count toward the Share limitations of subsection 4(a).
(c)    Award Limitations.    No Participant shall be granted (A) Options to purchase Shares and Share Appreciation Rights with respect to more than three million (3,000,000) Shares in the aggregate, (B) any other Awards with respect to more than three million (3,000,000) Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof), or (C) any cash bonus Award not denominated or expressed in terms of number of Shares or Units with a value that exceeds five million dollars ($5,000,000) in the aggregate, in each case, in any fiscal year of the Company under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).
(d)    No Fractional Shares.   No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.
5.    Eligibility.   Awards may be granted under this Plan to any Associate at the discretion of the Committee.
6.   General Terms of Awards.
(a)    Awards.    Awards under this Plan may consist of Options (either Incentive Share Options or Non-Qualified Share Options), Share Appreciation Rights, Performance Shares, Restricted Shares, Restricted Share Units, or Other Awards.
(b)    Award Agreements.    Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of Restricted Shares, Shares, Restricted Share Units, or Performance Shares, or the amount of cash, subject to such Award Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Share Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.
(c)    Term.    Each Award Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten years after the date of grant; provided, however, that the Committee may, in its discretion, grant Awards with a longer term to Participants who are located outside the United States. An Award Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Award Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period and other performance-based Awards shall be subject to Section 9(b) or Section 12 hereof, as applicable.

(d)    Transferability.    Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Share Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Shares (prior to the expiration of the restrictions), Restricted Share Units, Options, Share Appreciation Rights, Performance Shares or Other Award (other than an award of Shares without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Award Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.
(e)    Termination of Continuous Service Generally.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s employment with the Company or its Affiliates, including, without limitation, upon death or a Disability, or other termination of Continuous Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among Award Agreements issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.
(f)    Change in Control.    Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s termination of Continuous Service without Cause or for Good Reason during the 12-month period following a Change in Control, all Options and Share Appreciation Rights shall become immediately exercisable with respect to 100% of the Shares subject to such Options or Share Appreciation Rights, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Restricted Shares, Restricted Share Units, and any other Award, and/or all performance goals or other vesting criteria will be deemed achieved at 100% target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service. In addition, in the event of a Change in Control, an Award may be treated, to the extent determined by the Committee to be appropriate and permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or Shares, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion. In the case of any Option or Share Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Share Appreciation Right without the payment of consideration therefor.
(g)    Rights as Shareholder.    A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.
(h)    Performance Conditions.    The Committee may require the satisfaction of certain performance goals as a condition to the grant, vesting or payment of any Award provided under the Plan.
7.    Share Options.
(a)   Terms of All Options.
(i)   Grants.   Each Option shall be granted pursuant to an Award Agreement as either an Incentive Share Option or a Non-Qualified Share Option. Only Non-Qualified Share Options may be granted to Associates who are not employees of the Company or an Affiliate. The provisions of separate Options need not be identical. In no event may Options known as reload options be granted hereunder. Participants holding Options shall have no dividend rights with respect to Shares subject to such Options. The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Share Option fails to qualify as such at any time.

(ii)   Purchase Price.   The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Award Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted and shall not be less than the par value of a Share. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a net or cashless (broker-assisted) form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor. Unless otherwise specifically provided in the Award Agreement, the purchase price of the Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).
(iii)    Exercisability.   Each Option shall vest and be exercisable in whole or in part on the terms provided in the Award Agreement. Unless otherwise provided in an Award Agreement, an Option that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Option grant date. Unless otherwise provided in an Award Agreement, an Option that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Option grant date. Notwithstanding the foregoing, vesting of an Option may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.
(iv)    Termination of Continuous Service. Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of  (a) the date that is ninety (90) days following the termination of the Participant’s Continuous Service or (b) the expiration of the Term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.
(v)    Disability of Optionholder.   Unless otherwise provided in an Award Agreement, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of  (a) the date that is one (1) year following such termination or (b) the expiration of the Term of the Option as set forth in the Award Agreement. If, after termination, the Participant does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate.
(vi)    Death of Optionholder.   Unless otherwise provided in an Award Agreement, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of  (a) the date that is one

(1) year following the date of death or (b) the expiration of the Term of such Option as set forth in the Award Agreement. If, after the Participant’s death, the Option is not exercised within the time specified in the Award Agreement, the Option shall terminate.
(b)    Incentive Share Options.    In addition to the other terms and conditions applicable to all Options:
(i)    the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Share Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive share options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Share Option, and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as Non-Qualified Share Options;
(ii)    an Incentive Share Option shall not be exercisable and the Term of the Award shall not be more than ten years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Share Option;
(iii)    the Award Agreement covering an Incentive Share Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Share Option; and
(iv)    notwithstanding any other provision of this Plan if, at the time an Incentive Share Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or its subsidiaries, (A) the option price for such Incentive Share Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Share Option on the date of grant and (B) such Option shall not be exercisable after the date five years from the date such Incentive Share Option is granted.
8.    Share Appreciation Rights.
(a)    Grant.    An Award of a Share Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Share Appreciation Right all or a portion of the excess of  (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Share Appreciation Right over (ii) a specified purchase price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Share Appreciation Right. Each Share Appreciation Right shall be subject to such terms as provided in the applicable Award Agreement. Except as otherwise provided in the applicable Award Agreement, upon exercise of a Share Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee if not otherwise specified in the Award Agreement) as promptly as practicable after such exercise. The Award Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Share Appreciation Right. Participants holding Share Appreciation Rights shall have no dividend rights with respect to Shares subject to such Share Appreciation Rights.
(b)    Exercisability.    Each Share Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Award Agreement. Unless otherwise provided in an Award Agreement, a Share Appreciation Right that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Share Appreciation Right grant date. Unless otherwise provided in an Award Agreement, a Share Appreciation Right that vests based on performance standards shall not vest more rapidly than immediate vesting on the first anniversary of the Share Appreciation Right grant date. Notwithstanding the foregoing, the vesting of a Share Appreciation Right may be accelerated upon the occurrence of certain events as provided in the Award Agreement. In no event shall any Share Appreciation Right be exercisable at any time after its Term. When a Share Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Share Appreciation Right may be exercised for a fraction of a Share.

9.    Performance Shares.
(a)    Initial Award.    An Award of Performance Shares shall entitle a Participant to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Shares, or a combination of cash and Shares, as determined by the Committee. Such performance targets and other terms and conditions shall be determined by the Committee in its sole discretion. The Award Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Award Agreement shall provide for the timing of such payment.
(b)    Acceleration and Adjustment.    The applicable Award Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon such terms and conditions as shall be set forth in the Award Agreement, upon the occurrence of certain events, which may, but need not, include without limitation, a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, share dividend, share split or share combination, or other event as provided in Section 13(f) hereof. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, an Award subject to this Section 9 shall vest or be earned no more rapidly than immediate vesting on the first anniversary of the Award grant date.
(c)    Voting; Dividends.    Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performance Shares other than as the Committee so provides, in its discretion, in an Award Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested, and payable.
10.    Restricted Share and Restricted Share Unit Awards.
(a)    Grant.    A Restricted Share Award is an Award of actual Shares, and a Restricted Share Unit Award is an Award of Units having a value equal to the Fair Market Value of an identical number of Shares. All or any part of any Restricted Share or Restricted Share Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, Continuous Service requirements, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals, and/or applicable securities laws restrictions. Subject to the restrictions set forth in the Award Agreement, during any period during which an Award of Restricted Shares or Restricted Share Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Share Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Share Units shall have no dividend rights with respect to Shares subject to such Restricted Share Units other than as the Committee so provides, in its discretion, in an Award Agreement, and shall have no voting rights with respect to such Awards. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish. If the Committee determines that Restricted Shares shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank share power with respect to the Restricted Shares covered by such agreement.
(b)    Restrictions.
(i)    Restricted Shares awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the share certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement; and (D) to the extent such Shares are forfeited, the share certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.
(ii)    Restricted Share Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted, and the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Participant to such Restricted Share Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(iii)    The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares and Restricted Share Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Shares or Restricted Share Units are granted, such action is appropriate.
(c)    Restricted Period.    Unless otherwise provided in an Award Agreement, an Award of Restricted Shares or Restricted Share Units that vests solely on the basis of the passage of time (and not on the basis of any performance standards) shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Award grant date. Unless otherwise provided in an Award Agreement, in the case of a Restricted Share or Restricted Share Units Award that vests based on performance standards, such Award shall not vest more rapidly than immediate vesting on the first anniversary of the Award grant date. Notwithstanding the foregoing, the vesting of a Restricted Share or Restricted Share Units Award may be accelerated upon the occurrence of certain events as provided in the Award Agreement. Each certificate representing Restricted Shares awarded under the Plan shall bear a legend in such form as the Company deems appropriate.
11.    Other Awards.    The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Shares, Share Units, securities convertible into Shares and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Award Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.
12.    Performance-Based Awards.
(a)    Application to Covered Employee.    Notwithstanding any other provision of the Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Section 12 is applicable to such Award. Notwithstanding the foregoing, the Committee may provide, in its discretion, that an Award granted to any other Participant is subject to this Section 12, to the extent the Committee deems appropriate, whether or not Section 162(m) of the Code is or would be applicable with respect to such Participant.
(b)    Performance Goals.    Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee relating to one or more business criteria pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an Affiliate, a Parent, a Subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Committee. Performance Criteria that may be used to establish performance goals are: revenue or revenue growth, index comparisons, earnings or net income (before or after taxes), operating margin or operating expense, peer company comparisons, productivity, profit margin, return on revenue, sales growth, return on assets, share price, earnings per share, cash flow, underwriting profit, market share, costs, debt to equity ratio, net revenue or net revenue growth, gross revenue, total segment profit, EBITDA, adjusted diluted earnings per share, gross profit, gross profit growth, adjusted gross profit, adjusted operating profit, earnings or earnings per share before income tax (profit before taxes), net earnings or net earnings per share (profit after tax), compound annual growth in earnings per share, operating income or net operating income, combined ratio or loss ratio, total or compound shareholder return, return on tangible equity, gross written premiums, return on invested capital, book value or growth in book value, growth in tangible equity per share, pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis, or sales growth, marketing, operating or workplan goals. Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the applicable Performance Period. The performance goals for each Participant and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable Award Agreement. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) Performance Criteria have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied, and (iii) payment is due with respect to a performance-based Award. No amounts shall be payable to any Participant for any Performance Period unless and until the Committee certifies that the Performance Criteria and any other material terms were in fact satisfied.
(c)    Adjustment of Payment.    With respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. The applicable Award Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon such terms and conditions as shall be set forth in the Award Agreement, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, share dividend, share split or share combination, or other event as provided in Section 13(f) hereof; provided, however, that any such acceleration or adjustment shall be made only to the extent and in a manner consistent with Section 162(m) of the Code.
(d)    Other Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.
13.    General Provisions.
(a)    Effective Date of this Plan.    This Plan shall become effective as of the Effective Date, provided that the Plan has been approved by the shareholders of the Company within one (1) year after the date the Plan is adopted by the Board.
(b)    Duration of this Plan; Date of Grant.    This Plan shall remain in effect for a term of ten (10) years following the Effective Date or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Award Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Share Options to Associates or to persons who are about to become Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Associate who is about to become an Associate, such specified contingencies shall include, without limitation, that such person becomes an Associate.
(c)    Right to Terminate Service.    Nothing in this Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employment or other service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or other service of the Participant with or without cause.
(d)    Tax Withholding.    The Company shall withhold from any payment of cash or Shares to a Participant or other person an amount sufficient to cover the employer’s required minimum statutory withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from the Award. The Company shall have the right to require the payment of any such taxes before issuing any Shares pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Shares under this Plan, the Committee may, in the applicable Award Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the employer’s minimum statutory withholding taxes, including the Participant’s FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the employer’s required minimum amount of tax required to be withheld by law.
(e)    Amendment, Modification and Termination of this Plan.   Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Award Agreements under this Plan to the extent permitted by law, in which event, the term “Award Agreement” shall mean the Award Agreement as so amended. Any such alterations or amendments may be made unilaterally by the Committee, subject to the provisions of this Section 13(e), unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law. Amendments to this Plan are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan, except as provided in Section 13(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Award Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Associates with the maximum benefits provided or to be provided under the provisions of the Code relating to Incentive Share Options or to the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.
(f)    Adjustment for Changes in Capitalization.    Appropriate adjustments in the aggregate number and type of securities that may be issued, represented, and available for Awards under this Plan, in the limitations on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Share Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and performance-based Awards and payments with respect to outstanding Performance Shares and performance-based Awards, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, share combination or exchange or consolidation, rights offering, spin-off or other relevant change or similar or analogous change under applicable Bermuda law, provided that fractional Shares shall be rounded down to the nearest whole Share.
(g)    Other Benefit and Compensation Programs.    Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(h)    Unfunded Plan.    This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
(i)    Limits of Liability.
(i)    Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreement.
(ii)    Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.
(iii)    To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
(j)    Compliance with Applicable Legal Requirements.    The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.
(k)    Deferrals and Settlements.    The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

(l)    Acceleration.    The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award or the Plan stating the time at which it may first be exercised or the time during which it will vest.
(m)    Forfeiture.   The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
(n)    Clawback and Noncompete.    Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Award Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company.
(o)    Sub-plans.    The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
(p)    Plan Headings.    The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.
(q)    Non-Uniform Treatment.    The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Award Agreements.
14.    Substitute Awards.    Awards may be granted under this Plan from time to time in substitution for awards held by employees or other service providers of other corporations who are about to become Associates, or whose employer (or entity with respect to which such individual provides services) is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Share Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Share Option.
15.    Governing Law.    To the extent that United States federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the internal laws New York, and construed accordingly, except for those matters subject to The Companies Act, 1981 of Bermuda (as amended), which shall be governed by such law, without giving effect to principles of conflicts of laws, and construed accordingly.

16.    Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
17.    Section 409A.    The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant or otherwise for such tax or penalty.

JAMES RIVER GROUP HOLDINGS, LTD.C/O BROADRIDGEPO. BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information upuntil 11:59 P.M. Eastern Time the day before the meeting. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to create anelectronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time the day before the meeting. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. Please allow sufficient time for your proxy card to bereceived prior to the date of the meeting.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS E23214-P91463 KEEP THIS PORTION FOR YOUR RECORDDETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.JAMES RIVER GROUP HOLDINGS, LTD.The Board of Directors recommends you vote FOR all nominees and FOR Proposal 2 and 3.1. To elect three Class III directors to our Board of Directors to hold office until our 2020 annual general meeting ofshareholders.Nominees: For Withhold1a J. Adam Abram ❑ ❑1b Robert P. Myron ❑ ❑1c Michael T. Oakes ❑ ❑ For Against Abstain2 To approve the appointment of Ernst & Young LLP, an independent registered public accounting firm, as ourindependent auditor to serve until the 2018 Annual General Meeting of Shareholders, and to authorize our Board ofDirectors, acting by the Audit Committee, to determine the independent auditors remuneration.❑ ❑ ❑3. To approve an amendment to the 2014 Long-Term Incentive Plan and re-approve the material terms of theperformance goals under such plan for tax deductibility purposes. ❑ ❑ ❑NOTE: In their discretion, the proxy holders are authorized to vote on any other matters that may properly come before themeeting or any adjournments or postponements thereof.Yes NoPlease indicate if you plan to attend this meeting ❑ ❑Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, orother fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If acorporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement and Annual Report are available at www.proxyvote com.E23214-P91463James River Group Holdings, Ltd.Proxy for Annual General Meeting of Shareholders on May 2, 2017Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints J. Adam Abram, Robert P. Myron and Sarah C. Doran, and each of them, with fullpower of substitution and the power to act alone, as proxies to vote all of the common shares which the undersignedwould be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of JamesRiver Group Holdings, Ltd. (the “Company”), to be held on May 2., 2017 at the Company's executive offices locatedat Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda at 8:00 a.m., local time, or at anypostponement or adjournment thereof.The common shares represented by this proxy will be voted in the manner directed. In the absence of anydirection, the common shares will be voted "for" all nominees and "for" Proposal 2 and 3 and in thediscretion of the proxy holders on any other matters that may properly come before the meeting or anyadjournments or postponements thereof. The undersigned acknowledges receipt of the Notice of theAnnual General Meeting of Shareholders and the Company’s proxy statement pertaining thereto.Continued and to be signed on reverse side